Filed Pursuant to Rule 424(b)(5)
Registration No. 333-271982

PROSPECTUS SUPPLEMENT

(To Prospectus dated May 16, 2023)

9,000,000 Common Shares

The selling shareholders identified in this prospectus supplement, including Steiner Leisure Limited (“Steiner Leisure”), are offering 9,000,000 of our common shares, par value $0.0001 per share (the “Common Shares”). We will not receive any of the proceeds from the Common Shares sold by the selling shareholders.

Steiner Leisure currently owns approximately 19.90% of our outstanding Common Shares. Upon completion of this offering, Steiner Leisure will own approximately 10.68% of our outstanding Common Shares (or approximately 9.29% if the underwriters exercise their option to purchase additional Common Shares in full).

Our Common Shares are listed on the Nasdaq Capital Market (“Nasdaq”), under the symbol “OSW.” The last reported sale price of our Common Shares on Nasdaq on May 15, 2023 was $11.84 per share.

We are an “emerging growth company,” as defined under the federal securities laws and are subject to reduced public company reporting requirements. Investing in our Common Shares involves a high degree of risk. You should carefully read this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein before you invest in our Common Shares. See “Risk Factors” beginning on page S-12 of this prospectus supplement and in the documents incorporated herein, including our most recent Annual Report on Form 10-K and our most recent Quarterly Report on Form 10-Q, to read about risks that you should consider before purchasing our Common Shares.

	Per Share	Total
Public offering price	$10.000	$90,000,000
Underwriting discounts and commissions(1)	$0.375	$3,375,000
Proceeds to selling shareholders, before expenses	$9.625	$86,625,000

(1)	See “Underwriting” for a description of the compensation payable to the underwriters.

Steiner Leisure Limited has granted the underwriters an option to acquire from them up to 1,350,000 of additional Common Shares at the public offering price, less the underwriting discounts and commissions. The underwriters can exercise this option at any time and from time to time within 30 days from the date of this prospectus supplement. We will not receive any of the proceeds from the sale of Common Shares by the Steiner Leisure Limited pursuant to the exercise of the underwriters’ option to purchase additional Common Shares.

Neither the U.S. Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

Delivery of the Common Shares is expected to be made on or about May 19, 2023.

William Blair	Stifel	TD Cowen

The date of this prospectus supplement is May 16, 2023.

Prospectus Supplement

Prospectus

i

ABOUT THIS PROSPECTUS SUPPLEMENT

This document contains two parts. The first part is this prospectus supplement, which contains specific information about the terms of this offering and also supplements and updates information contained in the accompanying prospectus and the documents incorporated by reference into this prospectus supplement and the accompanying prospectus. The second part is the accompanying prospectus, which provides more general information, some of which may not apply to this offering. If the description of the offering varies between this prospectus supplement and the accompanying prospectus, you should rely on the information in this prospectus supplement.

We, the selling shareholders and the underwriters have not authorized anyone to provide you with information or to make any representation other than the information and representations contained or incorporated by reference in this prospectus supplement and the accompanying prospectus and the documents incorporated by reference herein and therein, along with the information contained in any permitted free writing prospectuses we have authorized for use in connection with this offering. We, the selling shareholders and the underwriters take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you.

The selling shareholders and the underwriters are offering to sell, and seeking offers to buy, our Common Shares only in jurisdictions where offers and sales are permitted. For investors outside the United States, the selling shareholders and the underwriters have not done anything that would permit this offering or possession or distribution of this prospectus supplement, the accompanying prospectus and any free writing prospectus that we have authorized for use in connection with this offering in any jurisdiction where action for that purpose is required, other than in the United States. Persons outside the United States who come into possession of this prospectus supplement, the accompanying prospectus and any free writing prospectus that we have authorized for use in connection with this offering must inform themselves about, and observe any restrictions relating to, the offering of the Common Shares and the distribution of this prospectus supplement, the accompanying prospectus and any free writing prospectus that we have authorized for use in connection with this offering outside the United States.

The information contained in this prospectus supplement and the accompanying prospectus is accurate only as of the date of this prospectus supplement or the date of the accompanying prospectus, as applicable, and the information in the documents incorporated by reference in this prospectus supplement and the accompanying prospectus is accurate only as of the date of those respective documents, regardless of the time of delivery of this prospectus supplement and the accompanying prospectus or of any sale of our Common Shares. Our business, financial condition, results of operations and prospects may have changed since those dates. It is important for you to read and consider all information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus in making your investment decision. You should read this prospectus supplement, the accompanying prospectus and any free writing prospectus that we have authorized for use in connection with this offering, as well as the documents incorporated by reference herein and therein and the additional information described under “Where You Can Find More Information” and “Incorporation of Certain Information by Reference” in this prospectus supplement and in the accompanying prospectus, before investing in our Common Shares.

We own or have rights to trademarks or trade names that we use in conjunction with the operation of our business in the United States and a number of other countries. In addition, our name, logo and website name and address are our service marks or trademarks. The trademarks that we use include “OneSpaWorld,” “Mandara,” and “Chavana,” among others. Each trademark, trade name or service mark by any other company appearing in this prospectus supplement belongs to its holder. Use or display by us of other parties’ trademarks, trade names or service marks is not intended to and does not imply a relationship with, or endorsement or sponsorship by us of, the trademark, trade name or service mark owner. Solely for convenience, our trademarks and tradenames referred to in this prospectus supplement may appear without the ® or ™ symbol, but we will assert, to the fullest extent under applicable law, our rights to these trademarks and trade names.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein may contain and refer to certain statements that are not historical facts that contain “forward-looking” statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”) and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Some of these statements can be identified by terms and phrases such as “anticipate,” “believe,” “intend,” “estimate,” “expect,” “continue,” “could,” “expect,” “forecast,” “intend,” “may,” “plan,” “project,” “predict,” “seek,” “target,” and similar expressions or the negative of such terms and include references to assumptions that we believe are reasonable and relate to our future prospects, developments and business strategies. Such statements are subject to various risks and uncertainties that could cause actual results to differ materially from those anticipated due to a number of factors, including but not limited to the following factors:

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the continuing impact of COVID-19 on the industries in which our Company operates and our Company’s business, operations, results of operations and financial condition, including cash flows and liquidity;

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the demand for our Company’s services together with the possibility that our Company may be adversely affected by other economic, business, and/or competitive factors or changes in the business environment in which our Company operates;

•	changes in consumer preferences or the markets for our Company’s services and products;

•	changes in applicable laws or regulations;

•	competition for our Company’s services and the availability of competition for opportunities for expansion of our Company’s business;

•	difficulties of managing growth profitably;

•	the loss of one or more members of our Company’s management team;

•	changes in the market for the products we offer for sale;

•	other risks and uncertainties included from time to time in our Company’s reports (including all amendments to those reports) filed with the SEC;

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other risks and uncertainties indicated in our Annual Report on Form 10-K for the year ended December 31, 2022 and in our Quarterly Report on Form 10-Q for the three months ended March 31, 2023, including those set forth under the section entitled “Risk Factors”;

•	other statements preceded by, followed by or that include the words “estimate,” “plan,” “project,” “forecast,” “intend,” “expect,” “anticipate,” “believe,” “seek,” “target” or similar expressions; and

•	other risk factors discussed herein under “Risk Factors” or incorporated herein by reference.

Forward-looking statements contained in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein are based on information available as of the date of this prospectus supplement and current expectations, forecasts and assumptions, and involve a number of judgments, risks and uncertainties. Accordingly, forward-looking statements should not be relied upon as representing our views as of any subsequent date. We do not undertake any obligation to update forward-looking statements to reflect events or circumstances after the date they were made, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

As a result of known and unknown risks and uncertainties, our actual results or performance may be materially different from those expressed or implied by these forward-looking statements. For a discussion of the risks involved in our business and investing in our Common Shares, see the section entitled “Risk Factors.”

Should one or more of these risks or uncertainties materialize, or should any of the assumptions underlying our forward-looking statements prove incorrect, actual results may vary in material respects from those expressed or implied by these forward-looking statements. You should not place undue reliance on these forward-looking statements.

PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights information contained or incorporated by reference in this prospectus supplement. Because it is only a summary, it does not contain all of the information that may be important to you or that you should consider before making an investment in our Common Shares. You should carefully read the entire prospectus supplement and the accompanying prospectus, including the information contained under the caption “Risk Factors” and elsewhere in our most recent Annual Report on Form 10-K for the year ended December 31, 2022 and our most recent Quarterly Report on Form 10-Q for the three months ended March 31, 2023 and other information that we file from time to time with the SEC as well as the financial statements and related notes and the other information incorporated by reference herein, before making an investment decision. See “Where You Can Find More Information” and “Incorporation of Certain Information By Reference” in this prospectus supplement and the accompanying prospectus. This prospectus supplement may add to, update or change information in the accompanying prospectus. Unless the context otherwise requires, all references in this prospectus supplement to “OSW,” “OneSpaWorld,” “we,” “us,” “our,” “our Company” or similar words refer to OneSpaWorld Holdings Limited, together with our consolidated subsidiaries.

Overview

At our core, we are a global services company. With over 90% market share in the historically highly attractive outsourced maritime health and wellness market, we are the market leader at more than 20x the size of our closest maritime competitor. Over the last 50 years, we have built our leading market position on our depth of staff expertise; broad and innovative service and product offerings; expansive global recruitment, training and logistics platform; and decades-long relationships with cruise line and destination resort partners. Throughout our history, our mission has been simple: helping guests look and feel their best during and after their stay. We serve a critical role for our cruise line and destination resort partners, operating a complex and increasingly important aspect of their overall guest experience. Decades of investment and know-how have allowed us to construct an unmatched global infrastructure to manage the complexity of our operations. We have consistently expanded our onboard offerings with innovative, leading-edge service and product introductions, and developed a powerful back-end recruiting, training and logistics platform to manage our operational complexity, maintain our industry-leading quality standards and maximize revenue per center. The combination of our renowned recruiting and training platform, deep labor pool, global logistics and supply chain infrastructure and proven revenue management capabilities represents a significant competitive advantage that we believe is not economically feasible to replicate. These competitive advantages have served our business well during these extremely challenging times for our industry.

The majority of our revenue and profits are earned through long-term revenue sharing agreements with cruise line partners that economically align both parties and contribute to our attractive asset-light financial profile. These agreements average approximately six years in length and provide us with the exclusive right to offer health, fitness, beauty and wellness services and the ability to sell complementary products onboard the ships we serve. Under these long-term agreements, cruise line partners retain a specified percentage of revenues from all our sales onboard. This inherent alignment encourages collaboration in all aspects of our operations, including facility design, product innovation, pre- and post-cruise sales opportunities, capacity utilization initiatives and other data-driven strategies to drive increased guest traffic and revenue growth. Most of our cruise line agreements encompass 100% of a partner cruise line’s existing fleet and all new ships introduced by the cruise line during the term of the agreement. As opposed to fixed-rent landlords, cruise lines and destination resorts serve as our aligned economic partners.

We are recognized by our cruise line and destination resort partners and our guests for our comprehensive suite of services and products. We curate and deliver a broad range of offerings centered on providing specific health, fitness, beauty, and wellness solutions to meet our guests’ lifestyle routines or objectives. These services include: (i) traditional body, salon, and skin care services and products; (ii) self-service fitness facilities, specialized fitness classes and personal fitness training; (iii) innovative pain management, detoxifying programs and comprehensive body composition analyses; (iv) weight management programs and products; and (v) advanced medi-spa services, among others. We also offer our guests access to leading beauty and wellness brands including ELEMIS®, Kérastase®, BOTOX® Cosmetic, Dysport®, Restylane®, Perlane®, Thermage®, CoolSculpting®, truSculpt® 3D, and truSculpt® iD, with many brands offered exclusively by us in the cruise market. On average, during the year ended December 31, 2022, guests spent approximately $270 per visit. Additionally, our solution sales approach drives substantial retail sales, with approximately 18% of our revenues derived from the sale of retail products during the year ended December 31, 2022.

Our state-of-the-art health, fitness, beauty and wellness centers are designed and branded for each cruise line and destination resort to optimize the guest experience, align with our partners’ overall hospitality atmosphere and maximize productivity. During the. year ended December 31, 2022, centers employed up to 79 highly trained professionals and ranged in size up to over 30,000 square feet, depending on the cruise line or destination resort partner’s needs.

Our cruise line relationships average over 20 years and encompass substantially all of the major global cruise lines, including Carnival Cruise Line, Royal Caribbean Cruises, Princess Cruises, Norwegian Cruise Lines, Celebrity Cruises, Costa Cruises and Holland America, among many others, as well as recent additions to the industry, such as Virgin Voyages. These partnerships extend across contemporary, premium, luxury and budget cruise lines that operate ships regionally and globally. We maintain what we believe to be an exceptional contract renewal rate with our cruise line partners, having renewed approximately 94% of our contracts based on ship count over the last 15 years, including 100% of our contracts with ships larger than 3,500 berths. We have not only maintained relationships with existing cruise line partners, but also have a history of winning contracts and gaining market share. In August 2021, we extended our current agreement with Azamara through May 2026. In November 2022, we extended our current agreement with Norwegian Cruise Lines through December 2029 for all ships across their three brands. On land, we have longstanding relationships with the world’s leading destination hotel and resort operators, including Marriott, Hilton, Wyndham, Atlantis, ClubMed, Caesars Entertainment, Lotte, Loews, Four Seasons, and Mohegan Sun, among others.

Attractive Market Opportunity

Our health and wellness centers cater to guests seeking a continuation of their health, fitness, beauty and wellness activities while traveling and those who want to trial services while away from home. As consumers increasingly incorporate health and wellness activities into their daily lives, they are placing a higher priority on health and wellness services while traveling and vacationing. In its most recently published State of the Cruise Industry Outlook, Cruise Lines International Association (“CLIA”) forecasted passenger volume to exceed 2019 levels by the end of 2022 or 2023, and reported the results of a survey of international vacationers indicating that 80% of respondents who had previously been on a cruise said that they were likely to cruise again in the next few years. Seasoned cruise passengers are joined by millennials, representing 85% of the respondents who plan to cruise again. New consumer sentiment data released by CLIA during the third quarter of 2022 indicated that the demand and perception of cruise holidays are now greater than in 2019.

Prior to COVID-19, the cruise industry had been among the fastest-growing segments in the travel leisure industry, including through the recessions of 2001 and 2008-2010. We estimate, based on annual statistics published by CLIA, that global passenger counts had grown every year until 2020 from approximately 6.3 million passengers in 1995 to an all-time high of approximately 30.0 million passengers in 2019, representing a compound annual growth rate of 6.7%. This passenger growth had been driven by consistent, significant investments in new cruise ship capacity, strong loyalty among experienced cruisers and the large and growing appeal of cruising to all demographics, including millennials. From 2018 to 2020, the Caribbean, Bahamas and Bermuda were the top cruise destinations, representing 44% of passenger volume during that period, according to the CLIA. Although the COVID-19 pandemic has significantly adversely affected, and continues to affect, passenger volume in the global cruise industry, passenger volume has started to recover since a number of cruise lines restarted their operations beginning in July 2021. In its most recently published State of the Cruise Industry Outlook, CLIA forecasted passenger volume to exceed 2019 levels by the end of 2022 or 2023, and reported the results of a survey of international vacationers indicating that 80% of respondents who had previously been on a cruise said that they were likely to cruise again in the next few years, with millennials representing 85% of the cruise passenger respondents who plan to cruise again. New consumer sentiment data released by CLIA during the third quarter of 2022 indicated that the demand and perception of cruise holidays are now greater than in 2019.

We operate at the intersection of the historically attractive health and wellness and travel leisure industries. We believe we are well-positioned to grow as the cruise industry continues to recover from the COVID-19 pandemic.

Our History

In 2015, a consortium led by L Catterton acquired Steiner Leisure, the holding company of OneSpaWorld at that time. On March 19, 2019, OneSpaWorld consummated a business combination (the “Business Combination”) pursuant to a Business Combination Agreement, dated as of November 1, 2018 (as amended on January 7, 2019 and on April 30, 2020), by, amongst others, OneSpaWorld, Steiner Leisure and Haymaker Acquisition Corp. (“Haymaker”), in which Haymaker acquired from Steiner the combined operating business known as OSW Predecessor (“OSW”). Prior to the consummation of the Business Combination, OneSpaWorld was a wholly-owned subsidiary of Steiner Leisure. At the closing of the Business Combination, OneSpaWorld became the ultimate parent company of Haymaker.

Our Strengths

Despite the recent impacts of COVID-19 on the travel leisure industry and our business, we believe that our competitive strengths historically have positioned us, and will continue to position us, as a leader in the hospitality-based health and wellness industry and the category dominant leader in the cruise industry.

Global Leader in the Hospitality-Based Health and Wellness Industry

As the pre-eminent global operator of health and wellness centers onboard cruise ships and a leading operator of health and wellness centers at destination resorts worldwide, we are at the center of the intersection between the health and wellness and travel leisure industries. In 2022, the Global Wellness Institute reported that global wellness tourism was a $814.6 billion industry. We are the market leader at more than 20x the size of our closest maritime competitor. Through our market share, we have had access to a captive audience of over 20 million passengers annually. Cruise ship guests are an attractive demographic, with average annual household incomes of over $100,000. As a result of our scale, our captive consumer audience, and consumers’ increasing desire for more health, fitness, beauty and wellness services and products, we are well-positioned in the global health and wellness industry and have a large and highly attractive addressable consumer market at sea and on land.

Differentiated Business Model that would be Difficult and Uneconomic to Replicate

For more than 50 years, our business model has been built through investment in global infrastructure, supply chain logistics and training, decades-long relationships with our cruise line and destination resort partners and our reputation for offering our guests a best-in-class health, fitness, beauty and wellness experience. Our robust infrastructure and processes required to operate and maximize revenue across our network of global health and wellness centers separates us from existing and prospective peers. In 2022, we embarked on over 6,500 voyages that welcomed over 15 million passengers at more than 193 ports of embarkation, and placed over 4,800 individuals, more than 60% of whom were previously employed by OneSpaWorld, in various positions at our shipboard health and wellness centers. Our business model is centered on providing our cruise line and destination resort partners with the following solutions:

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Creating Extraordinary Guest Experiences — We pride ourselves on creating extraordinary guest experiences in our health and wellness facilities, offering our cruise line and destination resort partners’ guests a comprehensive suite of premium health, wellness, fitness and beauty services, treatments, and products.

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Global Recruiting, Training and Logistics — We recruit, train and manage over 5,000 health, fitness, beauty and wellness professionals annually around the world, representing 88 nationalities and 27 spoken languages. With seven global training facilities, we serve each cruise line’s needs for specific onboard staff with complex language, cultural and service modality requirements and are the only company with the infrastructure to commission highly trained staff at over 1,100 ports of call worldwide. Our commitment to our onboard and destination resort staff has proven to be an essential element of our successful return to service performance.

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Supply Chain and Logistics — We managed the complex delivery of all products and supplies to our health and wellness centers onboard 177 vessels operating 3,407 itineraries around the world during 2022, leveraging proprietary data to accurately forecast and stock each health and wellness center. Products and supplies can only be loaded at designated ports around the world during a limited window of time while the ship is in port, in many cases overnight, adding to the complexity of the process.

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Yield and Revenue Management — We have developed proprietary technology, processes and staff training tools to consistently measure, analyze and maximize onboard and destination resort revenue and profitability.

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Exclusive Relationships with Global Brands — Due to our scale, superior operations, industry longevity and attractive captive consumer audience, through the OneSpaWorld platform at sea, we offer for sale and utilize in our services more than 1,400 product SKUs sourced from over 75 vendors, including ELEMIS, Grown Alchemist, Kérastase, Thermage, GoodFeet® Arch Supports, Hyperice™, and GO SMILE® Teeth Whitening, among others.

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Facility Design and Branding Expertise — We design our state-of-the-art health and wellness centers specifically for each cruise line vessel and destination resort, creating bespoke branding, guest experience, guest services offerings, complementary retail products assortment, and competitive differentiation for each of our cruise line and destination resort partners to optimize guest experiences and maximize productivity and financial performance.

The above capabilities have contributed to building a differentiated and defensible strategy around our leading market position in a historically growing and attractive industry.

Unmatched Breadth of Service and Product Offering

We offer our guests a comprehensive suite of health, fitness, beauty and wellness services and products to meet any and all of their needs. We are continuously innovating and evolving our offerings based on the latest trends and tailor our service and product offerings to regional preferences. In addition to conventional personal care services, we offer the latest in fitness, a full range of massage treatments, nutrition/weight management consultations, teeth whitening, acupuncture, and innovative, higher-ticket medi-spa services at sea, including BOTOX® Cosmetic, Dysport, Restylane, CoolSculpting, Thermage and dermal fillers, among our broad and ever-expanding spectrum of choices. With our captive audience of, historically, over 20 million cruise guests annually, OneSpaWorld is a compelling distribution channel for leading health, fitness, beauty and wellness brands. Renowned brands, including ELEMIS and Kérastase, have partnered with us for exclusive distribution at sea. Cruise line and destination resort partners depend on us to provide their guests with the best and broadest assortment of services and products to enhance their vacation experience and the competitive positioning and consumer value of their brands.

Entrenched Partnerships with Economic Alignment

We have cultivated partnerships with most of the largest and most reputable cruise lines and premier resorts in the world. Our cruise line relationships average over 20 years and encompass substantially all of the major global cruise lines, including Carnival Cruise Line, Royal Caribbean Cruises, Princess Cruises, Norwegian Cruise Lines, Celebrity Cruises, Costa Cruises, Seabourn Cruise Line, Virgin Voyages, and Holland America, among many others. The majority of our revenues and profits are earned through our long-term revenue sharing agreements with our cruise line partners that economically align both parties and create a collaborative relationship. On land, we partner with market leaders at highly attractive destinations, including Atlantis Paradise Island Bahamas, The Ocean Club, a Four Seasons Resort, Hilton Hawaiian Village Beach Resort and Spa, and the Mohegan Sun Resort, among others. Our long-standing relationships, with economic alignment at the core, strengthen our competitive advantage.

Highly Visible and Predictable Revenue Streams

Historically, we have had access to over 20 million passengers annually, with potential long-term passenger growth expected in the future, post the COVID-19 pandemic, as new ships are commissioned in the industry. This new ship growth is highly visible as demonstrated in a publicly available global order book outlining over five years of new ship orders. Across our contracts, OneSpaWorld typically operates on all ships in a fleet and on new ships added during the contract term, securing both existing and new ship revenue. A new ship requires approximately two to four years to be built and is rarely delayed, as cruise lines typically sell out the vessel’s maiden voyage over a year in advance. New ships do not have a revenue ramp-up period given these advanced marketing efforts. Our cruise line partners are experts at dependably filling their ships with passengers, as demonstrated by the industry’s historical average occupancy rate of above 100%, even through recessionary periods. Due to historically consistent industry practices and decades of proprietary operating history data, OneSpaWorld has had strong visibility into our future revenue realization for the next three to five years. Despite recent market conditions related to COVID-19, we have seen these revenue streams rebound throughout fiscal 2022 toward and, in certain cases, above, historical levels.

Asset-Light Model with After-Tax Free Cash Flow Generation

Our cruise line partners typically fund the build-out, maintenance, and refurbishment of our onboard health and wellness centers, resulting in an asset-light profile with minimal capex required. Our capital expenditures averaged 1% of revenues over the three years preceding the near cessation of our operations due to COVID-19. Being a Bahamian international business company and earning a significant portion of our revenue in low-tax or no-tax jurisdictions, including international waters, our effective cash tax rate had been approximately 2% over the three years preceding the near cessation of our operations due to COVID-19. This combination translates to exceptional after-tax free cash flow. Annually, from fiscal 2017 through 2019, and post-pandemic, in fiscal 2022, we converted approximately 90% of our Adjusted EBITDA to Unlevered After-Tax Free Cash Flow.

Seasoned and Proven Leadership Team

OneSpaWorld is led by a management team that has operated our Company for nearly 20 years. Our senior management team has over 150 years of combined industry experience. We also benefit from Haymaker’s investing and operational experience at Fortune 500 companies, particularly in the consumer and hospitality sectors. We believe that our management team’s deep experience and proven track record in managing the business in both public and private markets positions OneSpaWorld as an attractive vehicle for future long-term growth within the global hospitality-based health and wellness industry.

Growth Strategies

Our management plans to continue growing the business through the following strategies:

Capture Highly Visible New Ship Growth with Current Cruise Line Partners

We expect to continue to benefit long-term from a return to the cruise industry’s capacity for growth, with a consistent and visible pipeline of new ships commissioned annually by our cruise line partners. By the end of 2025, our existing cruise line partners are expected to introduce 21 new ships. Through established cruise line partner relationships, current contracts, competitive positioning of our operating infrastructure, track record of delivering extraordinary guest experiences, and an approximately 94% contract renewal rate over the last 15 years, we are well-positioned to capture new ship growth over the long term.

Expand Market Share by Adding New Potential Cruise Line Partners

Although we have more than 20x market share of our nearest competitor in the outsourced maritime health and wellness market, there is an opportunity to continue to grow by winning new contracts. We also routinely meet with cruise lines that do not currently outsource their health and wellness centers or utilize our smaller competitors, but that may have an interest in contracting with us in the future due to our strong reputation and historical results. As evidenced by our successful history of winning new contracts, we remain focused on continuing to protect and grow our dominant market share at sea.

Continue Launching Innovative New Value-Added Services and Products

We have successfully innovated services and products to meet guests’ ever-changing needs, attract more guests and generate more revenue and profitability per guest. Medi-spa has been a highly successful innovation for OneSpaWorld at sea and is now an accretive component of our offerings. Performed by medically licensed professionals, the medi-spa offerings provide the latest cosmetic medical services to guests, such as non-surgical cosmetic procedures, including BOTOX Cosmetic, Dysport, Restylane, CoolSculpting, Thermage, and dermal fillers. Guests purchasing medi-spa services spend on average up to 5x more than on traditional health, beauty and wellness services. We continue to roll out incremental revenue opportunities, including the Capillus® Laser Therapy Cap and Hyperice percussion and vibration therapy products and related services. We will continue to focus on launching higher value-add services and products that meet guest demands, align with and enhance our cruise line and destination resort partner brands, optimize health and wellness center utilization, and maximize center-level profitability.

Focus on Enhancing Health and Wellness Center Productivity

Cruise lines have become increasingly focused on growing onboard revenue as a way to enhance revenue beyond traditional cabin ticket sales. Between 2013 and 2019, onboard spend on the three largest cruise operators we serve increased by $2.6 billion, from $6.5 billion to $9.1 billion. We are focused on collaborating with cruise line partners to increase passenger penetration and maximize revenue yield through the following initiatives:

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Increase Pre-Booking and Pre-Payment Capture Rate — We are working with our cruise line partners to expand our marketing efforts to engage guests upon booking their vacation experience, well before boarding a ship, through pre-booking. Pre-booked appointments can yield approximately 30% more revenue than services booked onboard the ship. Due to our success across select cruise lines that have implemented pre-booking capabilities, we are in the process of implementing pre-booking across additional partner cruise lines.

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Expand Targeted Marketing and Promotion Initiatives — We are now directly marketing and distributing promotions to onboard passengers as a result of enhanced collaboration with select cruise line partners. These promotions are personalized and individually tailored to guests’ profiles and have successfully driven traffic and revenue at our health and wellness centers. Examples include “happy anniversary” messages to couples, “happy birthday” notes to individual guests, and promotional retail credits offered to guests who visit our centers before the end of their cruise. Guests that received these customized promotions were responsible for approximately 11% of revenues generated during the year ended December 31, 2022.

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Utilize Technology to Increase Utilization and Enhance Service Mix — We have recently begun to successfully introduce and expand technology-enabled dynamic pricing initiatives with selected cruise line partners. While dynamic pricing strategies have historically been applied manually by onboard staff, we are currently rolling out online and pre-cruise access to drive off-peak utilization rates and fill higher-demand time slots with higher-value bookings. This enhanced dynamic pricing capability is currently available with only a few cruise line partners, representing a significant opportunity for revenue growth as it is rolled out and optimized fleet-wide.

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Extend Retail Beyond the Ship — Our Shop & Ship program provides guests the ability to buy retail products onboard and have products shipped directly to their home to avoid the hassle of packing products in their luggage. On average, a Shop & Ship customer spends more than 3.5x the amount of a non-Shop & Ship customer on retail products. The Shop & Ship program, combined with our e-commerce platform timetospa.com, gives us the ability to maintain a connection with each guest beyond the cruise voyage.

Emerging Growth Company

We qualify as an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012, as amended. As an emerging growth company, we may take advantage of specified reduced disclosure and other requirements that are otherwise applicable generally to public companies. We will cease to be an emerging growth company on the date that is the earliest of: (i) the last day of the fiscal year in which we have total annual gross revenues of $1.235 billion or more; (ii) December 31, 2024; (iii) the date on which we have issued more than $1 billion in nonconvertible debt securities during the previous three years; or (iv) the date on which we are deemed to be a large accelerated filer under the rules of the SEC.

Corporate Information

Our principal executive offices are located at Harry B. Sands, Lobosky Management Co. Ltd., Office Number 2, Pineapple Business Park, Airport Industrial Park, P.O. Box N-624, Nassau, Island of New Providence, Commonwealth of The Bahamas, and our telephone number is (242) 322-2670. Our website address is http://www.onespaworld.com. Information contained on our website is not a part of this prospectus supplement and the inclusion of our website address in this prospectus supplement is an inactive textual reference only.

THE OFFERING

Common shares offered by the selling shareholders pursuant to this prospectus supplement	9,000,000 Common Shares.*

Common shares outstanding prior to and after the completion of this offering	97,293,808 Common Shares.

Underwriters’ option to purchase additional shares	Steiner Leisure has granted the underwriters an option for a period of 30 days from the date of this prospectus supplement to acquire up to an additional 1,350,000 Common Shares at the public offering price, less the underwriting discounts and commissions.*

Use of proceeds	We will not receive any proceeds from the sale of Common Shares in this offering by the selling shareholders. See “Use of Proceeds” in this prospectus supplement.

Dividends	On March 24, 2020, we announced that we would defer payment of the quarterly dividend declared by our Board on February 26, 2020 for payment on May 29, 2020 to shareholders of record on April 10, 2020 until the Board reapproves its payment. In response to the impact of the COVID-19 pandemic, we have temporarily withdrawn from our dividend program until further notice. See “Risk Factors — Risks Related to this Offering — We may not pay dividends for the foreseeable future.”

Voting rights	Each Common Share offered hereby will be entitled to one vote per share on all matters submitted to shareholders for a vote.*

Risk factors	For a discussion of risks relating to our Company, our business and an investment in our Common Shares, see “Risk Factors” in the accompanying prospectus and all other information set forth in this prospectus supplement and the accompanying prospectus before investing in our Common Shares.

Nasdaq symbol	OSW

The number of Common Shares that will be outstanding immediately after this offering as shown above is based on 97,293,808 Common Shares outstanding as of May 12, 2023; following the offering contemplated in this prospectus supplement, the outstanding Common Shares will consist of 86,905,998 voting Common Shares and 10,387,810 non-voting Common Shares (assuming no exercise of the Underwriters’ option to purchase additional shares). The number of Common Shares outstanding as of May 12, 2023 as used throughout this prospectus supplement, unless otherwise indicated, excludes:

•	2,618,745 Common Shares issuable upon vesting of restricted stock units and performance stock units outstanding under our 2019 Plan; and

•	9,680,272 Common Shares issuable upon the exercise of outstanding warrants.

*

The Common Shares being offered hereby consist of 5,935,896 voting Common Shares and 3,034,104 non-voting Common Shares (and in addition, all of the Common Shares being offered pursuant to the Underwriters’ option to purchase additional shares are non-voting Common Shares); the non-voting Common Shares automatically convert into voting Common Shares upon their sale. For more information on our voting Common Shares and non-voting Common, please see “Description of Capital Stock” in the accompanying prospectus.

RISK FACTORS

An investment in our Common Shares is subject to numerous risks as discussed more fully below and under the caption “Risk Factors” in the accompanying prospectus, our most recent Annual Report on Form 10-K for the year ended December 31, 2022 and our most recent Quarterly Report on Form 10-Q for the three months ended March 31, 2023, which we incorporate by reference herein, and other information that we file from time to time with the SEC after the date of this prospectus supplement and which we incorporate by reference herein. Any of these risks could adversely affect our financial condition and results of operations or our ability to execute our business strategy. You should read and consider carefully all the information set forth and incorporated by reference in this prospectus supplement and the accompanying prospectus before deciding whether to invest in our Common Shares. The risks and uncertainties we have described are not the only ones facing our Company. Additional risks and uncertainties not presently known to us or that we currently consider immaterial may also affect our business operations. See “Incorporation of Certain Information By Reference.”

Risks Related to this Offering and our Common Shares

The market price and trading volume of our Common Shares has been and may continue to be volatile.

The market price and trading volume of our Common Shares may be volatile and could decline significantly, as recently happened as a result of COVID-19 and related economic uncertainty. We cannot assure that the market price of our Common Shares will not fluctuate widely or decline significantly in the future in response to a number of factors, including, without limitation, the following:

•	the recurrence of the COVID-19 pandemic or emergence of a new epidemic or pandemic;

•

the realization of any of the risk factors presented in this prospectus supplement, the accompanying prospectus and our most recent Annual Report on Form 10-K for the year ended December 31, 2022 and our most recent Quarterly Report on Form 10-Q for the three months ended March 31, 2023;

•	actual or anticipated differences in our estimates, or in the estimates of analysts, for our revenues, results of operations, level of indebtedness, liquidity or financial condition;

•	performance and departures of key personnel;

•	failure to comply with the requirements of Nasdaq;

•	failure to comply with the Sarbanes-Oxley Act or other laws or regulations;

•	future issuances, sales or resales, or anticipated issuances, sales or resales, of our common shares;

•	publication of research reports about us, the cruise industry, or the hospitality industry generally;

•	the performance and market valuations of our cruise line partners and of companies in the travel leisure industry;

•	broad disruptions in the financial markets, as have occurred as a result of the recent pandemic, including sudden disruptions in the credit markets;

•

speculation in the press or investment community with respect to the factors impacting our business, including the risk factors presented in this prospectus supplement, the accompanying prospectus, our most recent Annual Report on Form 10-K for the year ended December 31, 2022 and our most recent Quarterly Report on Form 10-Q for the three months ended March 31, 2023;

•	actual, potential or perceived operational and internal control, accounting or financial reporting issues; and

•	changes in accounting principles, policies and guidelines.

In the past, securities class-action litigation has been instituted against companies following periods of volatility in the market price of their shares. This type of litigation could result in substantial costs and divert our management’s attention and resources, materially adversely impacting our business, operations, results of operations, financial condition and liquidity.

A sale of a substantial number of our Common Shares and future issuances of other equity or debt securities may cause the market price for our Common Shares to fall.

In connection with this offering, our Company, the selling shareholders and certain of our directors and officers have entered into lock-up agreements with the underwriters and agreed, subject to certain exceptions, not to offer, pledge, sell, enter into any swap or other agreement to transfer, or otherwise dispose of any Common Shares or any securities convertible into or exercisable or exchangeable for Common Shares without the prior written consent of the underwriters for a period of 60 days following the date of this prospectus supplement. We refer to such period as the lock-up period. When the lock-up period expires, we, our directors and officers and the selling shareholders will be able to sell our Common Shares in the public market, subject to compliance with applicable securities laws restrictions. In addition, William Blair & Company, L.L.C., as a representative of the underwriters, may, in its sole discretion, release all or some portion of the Common Shares subject to lock-up agreements at any time and for any reason. Following the expiration of the lock-up period, we may offer a substantial number of Common Shares in the future pursuant to the shelf registration statement on Form S-3 that this prospectus supplement forms a part of. Sales of a substantial number of Common Shares upon the expiration of the lock-up period or otherwise, the perception that such sales could occur, or early release of these agreements, could cause the market price of our Common Shares to decline.

In the future, we may incur debt and/or issue equity ranking senior to our Common Shares. Those securities will generally have priority upon liquidation. Such securities also may be governed by an indenture or other instrument containing covenants restricting our operating flexibility. Additionally, any convertible or exchangeable securities that we issue in the future may have rights, preferences and privileges more favorable than those of our Common Shares. Because our decision to issue debt and/or equity in the future will depend, in part, on market conditions and other factors beyond our control, we cannot predict or estimate the amount, timing, nature or success of our future capital raising efforts. As a result, future capital raising efforts may reduce the market price of our Common Shares and be dilutive to our existing shareholders.

Future issuances of our Common Shares upon the exercise of our warrants will also increase the number of Common Shares eligible for resale in the public market and result in dilution to our shareholders. On October 19, 2017, our predecessor, Haymaker, issued 8,000,000 warrants to purchase its common stock in a private placement concurrently with its IPO (the “Sponsor Warrants”). In connection with its IPO in 2017, Haymaker also issued 16,500,000 warrants to public investors (the “Public Warrants”). In connection with the Business Combination, Haymaker transferred 3,105,294 Sponsor Warrants in private placements to certain investors and to Steiner Leisure. As a result of the Business Combination and in accordance with the terms of our Amended and Restated Warrant Agreement, dated as of March 19, 2019, each whole Sponsor Warrant and each whole Public Warrant entitles the holder to purchase one Common Share at an exercise price of $11.50 per share, subject to potential adjustment. On April 30, 2020, we entered into an investment agreement with certain investors, including Steiner Leisure and certain members of our management and Board, pursuant to which we issued an aggregate of 5,000,000 warrants, each entitling the holder to purchase one Common Share (or one non-voting Common Share if held by Steiner Leisure) at an exercise price of $5.75 per share, subject to potential adjustment. Between March 13 and March 15, 2023 we entered into separate privately negotiated warrant exchange agreements with certain holders of our Public Warrants and Sponsor Warrants to exchange for Common Shares: (i) 15,286,824 Public Warrants, (ii) 928,003 Sponsor Warrants from certain non-affiliates, and (iii) 3,055,906 Sponsor Warrants from certain affiliates. The exchanges closed on April 25 and 26, 2023. Following the closing of the exchanges, we exchanged an aggregate of 15,286,824 Public Warrants (or 95% of the outstanding Public Warrants) and 3,983,909 Sponsor Warrants (or 50% of the outstanding Sponsor Warrants). For more information on the transactions pursuant to which the warrants were issued and the warrant exchanges completed between March 13 and March 15, 2023, see our Current Reports on Form 8-K filed on March 13, 2023 and March 20, 2023, our most recent Annual Report on Form 10-K for the year ended December 31, 2022 and our most recent Quarterly Report on Form 10-Q for the three months ended March 31, 2023. The Common Shares issued upon exercise of our warrants will result in dilution to the then existing holders of Common Shares and increase the number of shares eligible for resale in the public market. Sales of substantial numbers of such Common Shares in the public market could adversely affect the market price of our Common Shares.

You may be diluted by the future issuance of additional Common Shares in connection with our incentive plans, acquisitions or otherwise.

As of May 12, 2023, we had an aggregate of 127,706,192 voting Common Shares authorized but unissued. Our Articles authorize our Board to issue Common Shares, options, rights and warrants relating to our Common Shares at such times and upon such terms and conditions as our Board may determine, whether in connection with our incentive plans, acquisitions or otherwise, including in connection with our 2019 Plan (as defined in our most recent Annual Report on Form 10-K for the year ended December 31, 2022). Any Common Shares that we issue for such purposes could dilute the percentage ownership held by investors who purchase Common Shares in this offering.

If securities or industry analysts do not publish research, publish inaccurate or unfavorable research or cease publishing research about us, our share price and trading volume could decline significantly.

The market for our Common Shares will depend in part on the research and reports that securities or industry analysts publish about us or our business. If one or more of the analysts who cover us downgrade their opinions about our business or our Common Shares, publish inaccurate or unfavorable research about us, or cease publishing about us regularly, demand for our Common Shares could decrease, which might cause our share price and trading volume to decline significantly.

You may have difficulty enforcing judgments against us.

We are an international business company incorporated under the laws of the Commonwealth of The Bahamas. A substantial portion of our assets is located outside the United States. As a result, it may be difficult or impossible to:

•	effect service of process within the United States upon us; or

•	enforce, against us, court judgments obtained in U.S. courts, including judgments relating to U.S. federal securities laws.

It is unlikely that Bahamian courts would entertain original actions against Bahamian companies, their directors or officers predicated solely upon U.S. federal securities laws. The Bahamian courts may apply any rule of Bahamian law which is mandatory irrespective of the governing law and may refuse to apply a rule of such governing law of the relevant documents, if it is manifestly incompatible with the public policy of The Bahamas. Furthermore, judgments based upon any civil liability provisions of the U.S. federal securities laws are not directly enforceable in The Bahamas. Rather, a lawsuit must be brought in The Bahamas on any such judgment. The courts of The Bahamas would recognize a U.S. judgment as a valid judgment, and permit the same to provide the basis of a fresh action in The Bahamas and should give a judgment based thereon without there being a re-trial or reconsideration of the merits of the case provided that (i) the courts in the United States had proper jurisdiction under Bahamian conflict of law rules over the parties subject to such judgment, (ii) the judgment is for a debt or definite sum of money other than a sum payable in respect of taxes or charges of a like nature or in respect of a fine or penalty, (iii) the U.S. courts did not contravene the rules of natural justice of The Bahamas, (iv) the judgment was not obtained by fraud on the part of the party in whose favor the judgment was given or of the court pronouncing it, (v) the enforcement of such judgment would not be contrary to the public policy of The Bahamas, (vi) the correct procedures under the laws of The Bahamas are duly complied with, (vii) the judgment is not inconsistent with a prior Bahamian judgment in respect of the same matter and (viii) enforcement proceedings are instituted within six years after the date of such judgment.

Steiner Leisure owns a significant portion of our shares and has representation on our Board. Steiner Leisure may have interests that differ from those of other shareholders.

As of the date of this prospectus supplement, before giving effect to this offering, approximately 19.90% of our outstanding Common Shares are beneficially owned by Steiner Leisure (excluding the warrants to purchase Common Shares beneficially owned by Steiner Leisure) and, after giving effect to this offering, approximately 10.68% of our Common Shares will be beneficially owned by Steiner Leisure (or 9.29% if the underwriters exercise their option to purchase additional Common Shares in full). Two of our directors were nominated by Steiner Leisure, and as a result, Steiner Leisure may be able to significantly influence the outcome of matters submitted for director action, subject to our directors’ obligation to act in the interest of all of our shareholders, and for shareholder action, including the designation and appointment of members of our Board (and committees thereof) and approval of significant corporate transactions, including business combinations, consolidations and mergers. The influence of Steiner Leisure over our management could have the effect of delaying or preventing a change in control or otherwise discouraging a potential acquirer from attempting to obtain control of us, which could cause the market price of our Common Shares to decline or prevent our shareholders from realizing a premium over the market price for our Common Shares.

Under the “Business Opportunities” section of our Third Amended and Restated Memorandum of Association and Second Amended and Restated Articles of Association (our “Articles”), among other things, we have renounced any interest or expectancy of us or our subsidiaries being offered an opportunity to participate in any potential transaction opportunities available to Steiner Leisure and certain of its affiliates and related parties, such parties have no obligation to communicate or offer such potential transaction opportunities to us, and such parties will have no duty to refrain from engaging in the same or similar businesses as us. Prospective investors in our Common Shares should consider that the interests of Steiner Leisure may differ from their interests in material respects.

If we fail to maintain an effective system of internal control over financial reporting, we may not be able to accurately report our financial results or prevent fraud; as a result, shareholders could lose confidence in our financial and other public reporting, which is likely to negatively affect our business and the market price of our Common Shares.

Effective internal control over financial reporting is necessary for us to provide reliable financial reports and prevent fraud. Any failure to implement required new or improved controls, or difficulties encountered in our implementation could cause us to fail to meet our reporting obligations. In addition, any testing conducted by us, or any testing conducted by our independent registered public accounting firm, may reveal deficiencies in our internal controls over financial reporting that are deemed to be material weaknesses or that may require prospective or retroactive changes to our financial statements or identify other areas for further attention or improvement. Inferior internal controls could also cause investors to lose confidence in our reported financial information, which is likely to negatively affect our business and the market price of our shares.

We are required to disclose changes made in our internal controls and procedures on a quarterly basis and our management is required to assess the effectiveness of these controls annually. However, for as long as we are an “emerging growth company” under the JOBS Act, our independent registered public accounting firm will not be required to attest to the effectiveness of our internal control over financial reporting pursuant to Section 404(b) of the Sarbanes-Oxley Act. We could be an “emerging growth company” for up to five years following the date we became a public company, until 2024. In the event we satisfy certain requirements, including, without limitation, qualifying as a “large accelerated filer” due the aggregate market value of our common shares held by non-affiliates exceeding $700 million, our independent registered public accounting firm would be required to attest to the effectiveness of our internal control over financial reporting pursuant to

Section 404(b) of the Sarbanes-Oxley Act. An independent assessment of the effectiveness of our internal controls could detect problems that our management’s assessment might not. Undetected material weaknesses in our internal controls could lead to financial statement restatements and require us to incur the expense of remediation.

Certain provisions in our Articles may limit shareholders’ ability to affect a change in management or control.

Our Articles include certain provisions which may have the effect of delaying or preventing a future takeover or change in control of us that shareholders may consider to be in their best interests. Among other things, our Articles provide for a classified Board serving staggered terms of three years, super majority voting requirements with respect to certain significant transactions and restrictions on the acquisition of greater than 9.99% ownership without our Board’s approval. Our equity plans and our officers’ employment agreements provide certain rights to plan participants and those officers, respectively, in the event of a change in control of us. Additionally, with the 2020 Private Placement and the related Investment Agreement (each, as defined in our most recent Annual Report on Form 10-K for the year ended December 31, 2022), our Articles were amended to create a new class of non-voting Common Shares (the “non-voting Common Shares”). The Common Shares to be sold by the selling shareholders in this offering include 3,034,104 non-voting Common Shares (and any Common Shares sold pursuant to the Underwriters’ option to purchase additional shares). The non-voting Common shares will automatically be converted into Voting Common Shares upon the occurrence of certain events as set forth in the Articles. Each non-voting Common Share will automatically convert into one voting Common Share, upon the occurrence of a Qualified Transfer of such non-voting Common Share or with the prior consent of our Board. A “Qualified Transfer” means a transfer (x) to a third party that is not (1) an affiliate of such holder nor (2) a person whose ownership thereof would result in such shares being treated as constructively owned by such holder under Section 958(b) of the U.S. Tax Code, applicable Treasury Regulations and other official guidance (a Person described in this clause (x), an “Unrelated Person”), and (y) that is not otherwise prohibited under the Articles. This may dilute the voting power of the current common shareholders. In addition to the non-voting Common Shares, we have issued deferred shares and warrants as more fully described elsewhere in the accompanying prospectus and our most recent Annual Report on Form 10-K for the year ended December 31, 2022 and our most recent Quarterly Report on Form 10-Q for the three months ended March 31, 2023. These deferred shares and warrants may further reduce the control and voting power of a common shareholder.

We may not pay dividends for the foreseeable future.

We have no present plans to declare any cash dividends on our Common Shares. On March 24, 2020, we announced that we would defer payment of the quarterly dividend declared by our Board on February 26, 2020 for payment on May 29, 2020 to shareholders of record on April 10, 2020 until the Board reapproves its payment. In response to the impact of the COVID-19 pandemic, we have temporarily withdrawn from our dividend program until further notice. There is no assurance of when we will pay dividends on our Common Shares in the future, if at all. In addition, any determination to pay dividends in the future, and the frequency and amount of any dividends declared, will be within the discretion of our Board and will depend on our financial condition and results of operations, certain tax considerations, capital requirements, alternative uses for capital, industry standards and economic conditions. We are not legally or contractually required to pay dividends. As a result, shareholders may have to rely on sales of their Common Shares after price appreciation in order to realize any future gains on their investment.

USE OF PROCEEDS

We will not receive any of the proceeds from the Common Shares sold in this offering by the selling shareholders.

SELLING SHAREHOLDERS

When we refer to the “selling shareholders” in this prospectus supplement, we mean the shareholders listed in the table below, and the donees, pledgees, transferees, assignees or other successors-in-interest and others who later come to hold any of the selling shareholders’ interests in our Common Shares other than through a public sale.

The following table sets forth, as of the date of this prospectus supplement, information with respect to the beneficial ownership of our Common Shares by the selling shareholders, as adjusted, with respect to shares beneficially owned after the offering, to reflect the sale of Common Shares by the selling shareholders in this offering.

The percentage of Common Shares owned by the selling shareholders is based on 97,293,808 Common Shares outstanding as of May 12, 2023. Information with respect to beneficial ownership is based on information obtained from such selling shareholders and publicly available information. Information with respect to Common Shares beneficially owned after the offering assumes the sale of all of the Common Shares offered and no other purchases of Common Shares.

	Common Shares beneficially owned before the offering			Common shares to be sold in this offering (excluding the full exercise of option)	Common shares to be sold in this offering (including the full exercise of option)	Common shares owned after the offering (assuming no exercise of option)		Common shares owned after the offering (assuming full exercise of option)
Name of Selling Shareholder	Number		Percentage	Number	Number	Number	Percentage	Number		Percentage
Steiner Leisure Limited(1)	19,357,810	(2)	19.90%	8,970,000(3)	10,320,000(3)	10,387,810(3)	10.68%	9,037,810	(3)	9.29%
Walter F. McLallen(4)	255,444		*	30,000	30,000	225,444	*	225,444		*

*	Indicates percentage of less than one percent.
(1)

Steiner Leisure is controlled by Nemo Investor Aggregator, Limited (“Aggregator”). Aggregator is governed by a board of directors consisting of seven directors. Each director has one vote, and the approval of a majority of the directors is required to approve an action of Aggregator. Under the so-called “rule of three,” if voting and dispositive decisions regarding an entity’s securities are made by three or more individuals, and a voting or dispositive decision requires the approval of a majority of those individuals, then none of the individuals is deemed to be a beneficial owner of the entity’s securities. The address for Steiner Leisure is Harry B. Sands, Lobosky Management Co. Ltd., Office Number 2, Pineapple Business Park, Airport Industrial Park, P.O. Box N-624, Nassau, Island of New Providence, Commonwealth of The Bahamas. The address for Nemo Investor Aggregator, Limited is c/o Mourant Ozannes Corporate Services (Cayman) Ltd., 94 Solaris Avenue, PO Box 1348, Camana Bay, Grand Cayman KY1-1108, Cayman Islands.

(2)

Includes 5,935,896 voting Common Shares and 13,421,914 non-voting Common Shares. Does not include beneficial ownership of warrants to purchase approximately 4,004,999 non-voting Common Shares. For more information on our non-voting Common Shares, please see “Risk Factors — Risks Related to this Offering and our Common Shares — Certain provisions in our articles may limit shareholders’ ability to affect a change in management or control.” For additional information, please see the registration statement on Form S-3 that this prospectus supplement forms a part of.

(3)

The 8,970,000 Common Shares being offered by Steiner Leisure Limited in this offering consists of 5,935,896 voting Common Shares and 3,034,104 non-voting Common Shares (and in addition, all of the Common Shares being offered pursuant to the Underwriters’ option to purchase additional shares are non-voting Common Shares); the non-voting Common Shares automatically convert into voting Common Shares upon their sale. Following this offering, Steiner Leisure will be entitled to convert its remaining non-voting Common Shares into voting Common Shares.

(4)	The address for Walter F. McLallen is c/o OneSpaWorld, 770 South Dixie Highway, Suite 200, Coral Gables, Florida 33146.

U.S. FEDERAL INCOME TAX CONSIDERATIONS

The following is a summary of the material U.S. federal income tax considerations for U.S. Holders (as defined below) who are beneficial owners of our Common Shares relating to the ownership and disposition of our Common Shares issued or sold pursuant to this offering. This discussion only applies to Common Shares held as capital assets for U.S. federal income tax purposes, and does not describe all of the tax consequences that may be relevant to beneficial owners of our Common Shares in light of their particular circumstances or beneficial owners who are subject to special rules, such as:

•	financial institutions or financial services entities;

•	insurance companies;

•	government agencies or instrumentalities thereof;

•	regulated investment companies and real estate investment trusts;

•	expatriates or former residents of the United States;

•	persons that acquired our Common Shares pursuant to an exercise of employee share options, in connection with employee incentive plans or otherwise as compensation;

•	dealers or traders subject to a mark-to-market method of tax accounting with respect to our Common Shares;

•	persons holding our Common Shares as part of a “straddle,” hedge, integrated transaction or similar transaction;

•	U.S. holders (as defined below) whose functional currency is not the U.S. dollar;

•	partnerships or other pass-through entities for U.S. federal income tax purposes or investors in such entities;

•	holders who are controlled foreign corporations and passive foreign investment companies;

•	U.S. holders actually or constructively owning 5% or more of our Common Shares (unless otherwise specifically discussed herein); or

•	tax-exempt entities.

This discussion does not consider the tax treatment of entities that are partnerships or other pass-through entities for U.S. federal income tax purposes or persons who hold our common shares through such entities. If a partnership or other pass-through entity for U.S. federal income tax purposes is the beneficial owner of our common shares, the U.S. federal income tax treatment of partners of the partnership will generally depend on the status of the partners and the activities of the partner and the partnership.

This discussion is based on the U.S. Internal Revenue Code of 1986, as amended (the “U.S. Tax Code”), administrative pronouncements, judicial decisions and final, temporary and proposed U.S. Treasury regulations, all as of the date hereof, changes to any of which subsequent to the date of this prospectus supplement may affect the tax considerations described herein, potentially with retroactive effect. This discussion does not take into account potential or proposed changes in such tax laws which may impact the discussion below and does not address any aspect of U.S. state or local or non-U.S. taxation, or any U.S. federal taxes other than income taxes. This discussion also does not address the alternative minimum tax or the Medicare contribution tax. You are urged to consult your tax advisor with respect to the application of U.S. federal tax laws to your particular situation, as well as any tax consequences arising under the laws of any U.S. state or local or non-U.S. jurisdiction.

ALL HOLDERS OF OUR COMMON SHARES SHOULD CONSULT THEIR TAX ADVISORS REGARDING THE TAX CONSEQUENCES OF THE OWNERSHIP AND DISPOSITION OF OUR COMMON SHARES TO THEM, INCLUDING THE EFFECTS OF U.S. FEDERAL, STATE, AND LOCAL AND NON-U.S. INCOME AND OTHER TAX LAWS.

Tax Residence of OneSpaWorld for U.S. Federal Income Tax Purposes

Under current U.S. federal income tax law, a corporation generally will be considered to be resident for U.S. federal income tax purposes in its place of organization or incorporation. Accordingly, under the generally applicable U.S. federal income tax rules, OneSpaWorld, which is a Bahamas-incorporated entity, would generally be classified as a non-U.S. corporation. Section 7874 of the U.S. Tax Code and the regulations promulgated thereunder, however, contain specific rules (more fully discussed below) that may cause a non-U.S. corporation to be treated as a U.S. corporation for U.S. federal income tax purposes. If it were determined that OneSpaWorld should be taxed as a U.S. corporation for U.S. federal income tax purposes under section 7874 (e.g., as a result of the Business Combination, as defined in our Annual Report on Form 10-K for the year ended December 31, 2019), certain distributions made by OneSpaWorld to non-U.S. holders of OneSpaWorld common shares would be subject to U.S. withholding tax.

Section 7874 is currently expected to apply in a manner such that OneSpaWorld should not be treated as a U.S. corporation for U.S. federal tax purposes. However, the section 7874 rules are complex and require analysis of all relevant facts, and there is limited guidance regarding their application. In addition, changes to the rules in section 7874 or the Treasury Regulations promulgated thereunder, or other changes in law, could adversely affect OneSpaWorld’s status as a non-U.S. entity for U.S. federal income tax purposes. Accordingly, there can be no assurance that the IRS will not take a contrary position to those described above or that a court will not agree with a contrary position of the IRS in the event of litigation.

U.S. Holders

This section applies to you if you are a U.S. holder. A “U.S. holder” is a beneficial owner of our Common Shares who or that is, for U.S. federal income tax purposes:

•	an individual who is a citizen or resident of the United States;

•	a corporation (or other entity taxable as a corporation for U.S. federal income tax purposes) organized in or under the laws of the United States, any state thereof or the District of Columbia;

•	an estate the income of which is includible in gross income for U.S. federal income tax purposes regardless of its source; or

•

a trust if (1) a U.S. court can exercise primary supervision over the administration of such trust and one or more U.S. persons have the authority to control all substantial decisions of the trust or (2) it has a valid election in place to be treated as a U.S. person.

Passive Foreign Investment Company Rules

Certain adverse U.S. federal income tax consequences could apply to a U.S. holder if OneSpaWorld, or any of our subsidiaries, is treated as a passive foreign investment company (“PFIC”) for any taxable year during which the U.S. holder holds our Common Shares. A non-U.S. corporation, such as OneSpaWorld, will be classified as a PFIC for U.S. federal income tax purposes for any taxable year in which, after applying certain look-through rules, either (i) 75% or more of our gross income for such year consists of certain types of “passive” income or (ii) 50% or more of the value of our assets (determined on the basis of a quarterly average) during such year produce or are held for the production of passive income. Passive income generally includes dividends, interest, royalties, rents, annuities, net gains from the sale or exchange of property producing such income and net foreign currency gains. For purposes of the PFIC income test and asset test described above, if OneSpaWorld owns, directly or indirectly, 25% or more of the total value of the outstanding shares of another corporation, OneSpaWorld will be treated as if it (a) held a proportionate share of the assets of such other corporation and (b) received directly a proportionate share of the income of such other corporation.

OneSpaWorld and our subsidiaries are not currently expected to be treated as PFICs for U.S. federal income tax purposes for the current taxable year or for foreseeable future taxable years. However, this conclusion is a factual determination that must be made annually at the close of each taxable year and, thus, is subject to change. There can be no assurance that OneSpaWorld or any of our subsidiaries will not be treated as a PFIC for any taxable year.

If OneSpaWorld or any of our subsidiaries were to be treated as a PFIC, U.S. holders holding our common shares could be subject to certain adverse U.S. federal income tax consequences with respect to gain realized on a taxable disposition of such shares and certain distributions received on such shares. Certain elections (including a mark-to-market election) may be available to U.S. holders to mitigate some of the adverse tax consequences resulting from PFIC treatment. U.S. holders should consult their tax advisers regarding the application of the PFIC rules to their investment in our Common Shares.

Controlled Foreign Corporation Rules

If a U.S. person (as defined in section 7701(a)(30) of the U.S. Tax Code) owns directly, indirectly or constructively (under section 318 of the U.S. Tax Code) at least 10% of the voting power or value of shares of a foreign corporation, such U.S. person is considered a “U.S. Shareholder” with respect to the foreign corporation. If U.S. Shareholders, in the aggregate, own more than 50% of the voting power or value of the shares of such corporation, the foreign corporation will be classified as a controlled foreign corporation for U.S. federal income tax purposes (“CFC”). Additionally, as a result of changes introduced by the Tax Cuts and Jobs Act, even absent U.S. Shareholders with direct or indirect interests in a foreign corporation, a U.S. subsidiary of OneSpaWorld alone may cause certain related foreign corporations to be treated as CFCs by reason of certain “downward attribution” rules.

Given that OneSpaWorld is publicly held, the constructive ownership rules under section 318 of the U.S. Tax Code may make it difficult to determine whether any U.S. person is a U.S. Shareholder as to OneSpaWorld and our non-U.S. subsidiaries and whether OneSpaWorld or any of our non-U.S. subsidiaries is a CFC.

Because the OneSpaWorld group will include one or more U.S. subsidiaries, OneSpaWorld’s non-U.S. subsidiaries could be treated as CFCs (regardless of whether OneSpaWorld is treated as a CFC), depending on the structure of the OneSpaWorld group at any given time. If OneSpaWorld, or any non-U.S. subsidiary of OneSpaWorld, is treated as a CFC, any U.S. Shareholder must report annually and include in its U.S. taxable income its pro rata share of “Subpart F income,” “global intangible low-taxed income” and investments in U.S. property held by CFCs, regardless of whether any distributions are made to such U.S. Shareholder. In addition, gain on the sale of the CFC shares by a U.S. Shareholder (during the period that the corporation is a CFC and thereafter for a five-year period) would be treated in whole or in part as a dividend, to the extent of certain of the CFC’s earnings and profits. An individual that is a U.S. Shareholder with respect to a CFC generally would not be allowed to claim certain tax deductions or foreign tax credits that would be allowed to a U.S. Shareholder that is a U.S. corporation. Failure to comply with these reporting and tax paying obligations may subject a U.S. Shareholder to significant monetary penalties and may prevent the statute of limitations with respect to such shareholder’s U.S. federal income tax return for the year for which reporting was due from starting. OneSpaWorld cannot provide any assurances that we will assist investors in determining whether we or any of our non-U.S. subsidiaries is treated as a CFC or whether any investor is treated as a U.S. Shareholder with respect to any such CFC or furnish to any U.S. Shareholders information that may be necessary to comply with the aforementioned reporting and tax paying obligations. A U.S. holder should consult its advisors regarding the potential application of these rules to an investment in our Common Shares.

A portion of the OneSpaWorld group’s earnings will be attributable to operating onboard health and wellness centers aboard cruise ships in international waters. Section 863(d) of the U.S. Tax Code generally provides that any income derived from a space or ocean activity by a U.S. person is sourced in the United States (“U.S. source income”) and that any space and ocean income derived by a foreign person is sourced outside the United States (“foreign source income”). Regulations under section 863(d) of the U.S. Tax Code, however, include an exception from the statutory provision for space and ocean income derived by a foreign person if the foreign person is a CFC. That is, space and ocean income derived by a CFC is treated as U.S. source income and thus subject to incremental taxation, except to the extent that the income, based on all the facts and circumstances, is attributable to functions performed, resources employed, or risks assumed in a foreign country. In determining whether space and ocean income is treated as derived by a CFC for purposes of determining the source of such income for U.S. federal income tax purposes, taxpayers generally may disregard the downward attribution rules discussed above.

Taxation of Distributions

A U.S. holder generally will be required to include in gross income the amount of any cash distribution paid on our common shares that is treated as a dividend. A cash distribution on such shares generally will be treated as a dividend for U.S. federal income tax purposes to the extent the distribution is paid out of OneSpaWorld’s current or accumulated earnings and profits (as determined under U.S. federal income tax principles). Such dividends paid by OneSpaWorld will be taxable to a corporate U.S. holder at regular rates and will not be eligible for the dividends-received deduction generally allowed to domestic corporations in respect of dividends received from other domestic corporations.

Distributions in excess of such earnings and profits generally will be applied against and reduce the U.S. holder’s basis in its shares (but not below zero) and any excess, will be treated as gain from the sale or exchange of such shares as described below under “—U.S. Holders—Gain or Loss on Sale, Taxable Exchange or Other Taxable Disposition of Our Common Shares.”

Dividends will generally be treated as income from foreign sources for U.S. foreign tax credit purposes and will generally constitute passive category income.

The rules governing the foreign tax credit are complex and the outcome of their application depends in large part on the U.S. holder’s individual facts and circumstances. Accordingly, U.S. holders are urged to consult their tax advisors regarding the availability of the foreign tax credit under their particular circumstances.

With respect to non-corporate U.S. holders, under tax laws currently in effect, dividends with respect to our Common Shares generally will be taxed as ordinary income.

Gain or Loss on Sale, Taxable Exchange or Other Taxable Disposition of Our Common Shares

Subject to the PFIC and CFC rules discussed above, upon a sale or other taxable disposition of our common shares, a U.S. holder generally will recognize capital gain or loss in an amount equal to the difference between the amount realized in such sale (generally, the sum of the amount of cash and the fair market value of any property received in such disposition) and the U.S. holder’s adjusted tax basis in such common shares.

Any such capital gain or loss generally will be long-term capital gain or loss if the U.S. holder’s holding period for our Common Shares so disposed of exceeds one year. Long-term capital gains recognized by non-corporate U.S. holders is currently eligible to be taxed at reduced rates. The deductibility of capital losses is subject to limitations.

Generally, the amount of gain or loss recognized by a U.S. holder is an amount equal to the difference between (i) the sum of the amount of cash and the fair market value of any property received in such disposition and (ii) the U.S. holder’s adjusted tax basis in its common shares so disposed of. A U.S. holder’s adjusted tax basis in its common shares generally will equal the U.S. holder’s acquisition cost of such common shares.

Tax Reporting

Individuals and certain domestic entities that are U.S. holders will be required to report information with respect to such U.S. holder’s investment in “specified foreign financial assets” on IRS Form 8938, subject to certain exceptions. An interest in OneSpaWorld constitutes a specified foreign financial asset for these purposes. Persons who are required to report specified foreign financial assets and fail to do so may be subject to substantial penalties. U.S. holders are urged to consult with their tax advisors regarding the foreign financial asset reporting obligations and their application to our common shares.

Reporting and Backup Withholding

Dividend payments with respect to our Common Shares and proceeds from the sale, exchange or redemption of our Common Shares may be subject to information reporting to the IRS and possible U.S. backup withholding. Backup withholding will not apply, however, to a U.S. holder who furnishes a correct taxpayer identification number and makes other required certifications, or who is otherwise exempt from backup withholding and establishes such exempt status, to the applicable paying agent.

Backup withholding is not an additional tax. Amounts withheld as backup withholding may be credited against a holder’s U.S. federal income tax liability, if any, and may entitle the holder to a refund, provided that any required information is timely filed with the IRS.

ALL HOLDERS OF OUR COMMON SHARES SHOULD CONSULT THEIR TAX ADVISORS REGARDING THE TAX CONSEQUENCES OF THE OWNERSHIP AND DISPOSITION OF OUR COMMON SHARES TO THEM, INCLUDING THE EFFECTS OF U.S. FEDERAL, STATE, AND LOCAL AND NON-U.S. INCOME AND OTHER TAX LAWS.

Material Bahamian Tax Considerations

In the opinion of Harry B. Sands, Lobosky & Company, Bahamian Counsel to OneSpaWorld, under current Bahamian law and subject to the below, so long as the operations of OneSpaWorld are conducted outside of The Bahamas, OneSpaWorld is not subject to any business license fee, income tax, corporation tax, capital gains tax or any other tax on income or distributions or dividends accruing to or derived from it, nor shall any estate, inheritance, succession or gift tax, rate, duty, levy or other charge payable in The Bahamas with respect to any of its shares, debt obligations or other securities or shareholders.

Such exemptions from taxation shall not apply (i) to any person who is designated or deemed to be a “resident” of The Bahamas for the purpose of the Exchange Control Regulations Act (“ECR”), or (ii) if a “resident” of The Bahamas for the purposes of the ECR is the direct or indirect beneficial or legal owner of any shares issued or to be issued by us or acquires a legal or beneficial interest in any debt or other securities issued or to be issued by us or is otherwise directly or indirectly entitled to receive any dividends or distributions from OneSpaWorld. The exemption from stamp duty shall not apply in relation to (i) real property situated in The Bahamas which OneSpaWorld or a subsidiary owns or holds a lease over, or (ii) any disposition of real property or “resident” business in The Bahamas for the purposes of the ECR that is owned, wholly or in part, by OneSpaWorld or any parent or subsidiary of OneSpaWorld, however remote. At present, OneSpaWorld does not (i) own or lease, directly or indirectly, real property situated in The Bahamas or (ii) own any “resident” business in The Bahamas for the purposes of the ECR, other than Mandara Spa (Bahamas) Limited (“Mandara”), as discussed below.

An indirect subsidiary of OneSpaWorld, Mandara, is a “resident” business in The Bahamas for the purposes of the ECR. The payment of dividends by Mandara and remittance of such funds to a parent outside of The Bahamas of, or in excess of, B$500,000.00 or equivalent per annum, is subject to stamp duty at a rate of 5%. The turnover of Mandara is also subject to a business license tax of between 0.5% and 1.5% of turnover based on the amount of turnover. Mandara is also required to collect and remit to the government of The Bahamas value added tax of 10% on goods sold and services rendered in The Bahamas. Mandara may also be subject to certain stamp, customs and excise taxes from time to time.

UNDERWRITING

Subject to the terms and conditions set forth in an underwriting agreement among us, the selling shareholders and William Blair & Company, L.L.C., Stifel, Nicolaus & Company, Incorporated and Cowen and Company, LLC, as representatives of the underwriters listed below, the selling shareholders have agreed to sell to the underwriters, and the underwriters have agreed, severally and not jointly, to purchase from the selling shareholders an aggregate of 9,000,000 Common Shares.

Underwriters	Number of Shares
William Blair & Company, L.L.C.	3,825,000
Stifel, Nicolaus & Company, Incorporated	3,150,000
Cowen and Company, LLC	2,025,000
Total	9,000,000

Subject to the terms and conditions set forth in the underwriting agreement, the underwriters have agreed to purchase all of the shares sold under the underwriting agreement if any of these shares are purchased.

We and the selling shareholders have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act, relating to losses or claims resulting from material misstatements in or omissions from this prospectus supplement, the registration statement of which this prospectus supplement is a part, certain free writing prospectuses that may be used in the offering and in any marketing materials used in connection with this offering and to contribute to payments the underwriters may be required to make in respect of those liabilities.

The underwriters are offering the shares, subject to prior sale, when, as and if issued to and accepted by them, subject to approval of legal matters by its counsel, including the validity of the shares, and other conditions contained in the underwriting agreement, such as the receipt by the underwriters of officer’s certificates and legal opinions. The underwriters reserve the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part.

Commissions and Discounts

The underwriters propose to offer the Common Shares directly to the public at the public offering price set forth on the cover page of this prospectus supplement. The underwriters are purchasing the Common Shares from the selling shareholders at a price of $9.625 per share, which will result in approximately $86,625,000 aggregate proceeds to the selling shareholders, before deducting expenses.

The following table shows the public offering price, underwriting discount and proceeds before expenses to the selling shareholders. The information assumes either no exercise or full exercise by the underwriters of their option to purchase additional Common Shares.

	Per Share	Without Option	With Option
Public offering price	$10.000	$90,000,000	$103,500,000
Underwriting discount and commissions to be paid by selling shareholders	$0.375	$3,375,000	$3,881,250
Proceeds, before expenses, to the selling shareholders	$9.625	$86,625,000	$99,618,750

The expenses of the offering, not including the underwriting discounts and commissions, are estimated at $400,000 and are payable by us.

Option to Purchase Additional Shares

Steiner Leisure has granted to the underwriters an option, exercisable for 30 days from the date of this prospectus supplement, to purchase up to 1,350,000 additional Common Shares at the public offering price listed on the cover page of this prospectus supplement, less the underwriting discount payable by selling shareholders. To the extent the option is exercised, the underwriters will become obligated, subject to certain conditions, to purchase these additional Common Shares.

No Sales of Similar Securities

We, certain of our officers and directors and the selling shareholders have agreed with the underwriters, through and including the date that is 60 days after the date of this prospectus supplement and subject to specified exceptions, not to (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, lend or otherwise transfer or dispose of, directly or indirectly, any Common Shares or any securities convertible into or exercisable or exchangeable for Common Shares or (ii) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of our Common Shares, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Common Shares or such other securities, in cash or otherwise, without the prior written consent of the underwriters. This lock-up provision applies to Common Shares and to securities convertible into or exchangeable or exercisable for or repayable with Common Shares. It also applies to Common Shares owned now or acquired later by the person executing the agreement or for which the person executing the agreement later acquires the power of disposition.

Listing

Our Common Shares are listed on Nasdaq under the symbol “OSW.” On May 15, 2023, the closing price of our Common Shares as reported on Nasdaq was $11.84.

Short Sales, Stabilizing Transactions, and Penalty Bids

In order to facilitate this offering, persons participating in this offering may engage in transactions that stabilize, maintain, or otherwise affect the price of the Common Shares during and after this offering. Specifically, the underwriters may engage in the following activities in accordance with the rules of the Securities and Exchange Commission.

Short sales. Short sales involve the sales by underwriters of a greater number of shares than they are required to purchase in the offering. Covered short sales are short sales made in an amount not greater than the underwriters’ option to purchase additional shares from us in this offering. The underwriters may close out any covered short position by either exercising their option to purchase shares or purchasing shares in the open market. In determining the source of shares to close out the covered short position, the underwriters will consider, among other things, the price of shares available for purchase in the open market as compared to the price at which they may purchase shares through the option. Naked short sales are any short sales in excess of such option. The underwriters must close out any naked short position by purchasing shares in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the Common Shares in the open market after pricing that could adversely affect investors who purchase in this offering.

Stabilizing transactions. The underwriters may make various bids for or purchases of the shares for the purpose of pegging, fixing or maintaining the price of the shares, so long as stabilizing bids do not exceed a specified maximum.

Penalty bids. If the underwriters purchase shares in the open market in a stabilizing transaction or syndicate covering transaction, they may reclaim a selling concession from the selling group members who sold those shares as part of this offering. Stabilization and syndicate covering transactions may cause the price of the shares to be higher than it would be in the absence of these transactions. The imposition of a penalty bid might also have an effect on the price of the shares if it discourages presales of the shares.

The transactions above may occur on Nasdaq or otherwise. Neither we nor the underwriters make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the Common Shares. In addition, neither we nor the underwriters make any representation that the underwriters will engage in these transactions or that these transactions, once commenced, will not be discontinued without notice.

Electronic Distribution

In connection with the offering, the underwriters may distribute prospectuses by electronic means, such as email. In addition, the underwriters may facilitate Internet distribution for this offering to certain of its Internet subscription customers. The underwriters may allocate a limited number of shares for sale to its online brokerage customers. An electronic prospectus is available on the Internet websites maintained by the underwriters. The information on the websites of such underwriter is not part of this prospectus supplement.

Other Relationships

The underwriters and their respective affiliates have engaged in, and may in the future engage in, investment banking and other commercial dealings in the ordinary course of business with us or our affiliates, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. The underwriters have received, or may in the future receive, customary fees and commissions for these transactions. For example, Stifel, Nicolaus & Company, Incorporated is the sales agent under the Sales Agreement, pursuant to which we may offer and sell, from time to time, shares of our Common Shares through Stifel, Nicolaus & Company, Incorporated through an “at the market offering” as defined in Rule 415(a)(4) promulgated under the Securities Act, and for which Stifel, Nicolaus & Company, Incorporated is entitled to receive customary commissions.

In addition, in the ordinary course of its business activities, the underwriters and their respective affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. The underwriters and their respective affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

Selling Restrictions

General

Other than in the United States, no action has been taken by us or the underwriters that would permit a public offering of the securities offered by this prospectus supplement in any jurisdiction where action for that purpose is required.

The shares offered by this prospectus supplement may not be offered or sold, directly or indirectly, nor may this prospectus supplement or any other offering material or advertisements in connection with the offer and sale of any such securities be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons into whose possession this prospectus supplement comes are advised to inform themselves about and to observe any restrictions relating to the offering and the distribution of this prospectus supplement. This prospectus supplement does not constitute an offer to sell or a solicitation of an offer to buy any securities offered by this prospectus supplement in any jurisdiction in which such an offer or a solicitation is unlawful.

Canada

The securities may be sold in Canada only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the securities must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement (including any amendment hereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory of these rights or consult with a legal advisor.

Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriter is not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

European Economic Area

In relation to each Member State of the European Economic Area (each a “Relevant Member State”), no securities have been offered or will be offered pursuant to this offering to the public in that Relevant Member State prior to the publication of a prospectus in relation to the securities which has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, all in accordance with the EU Prospectus Regulation (as defined below), except that the securities may be offered to the public in that Relevant Member State at any time under the following exemptions under the EU Prospectus Regulation:

(a) to any legal entity which is a qualified investor as defined under the EU Prospectus Regulation;

(b) to fewer than 150 natural or legal persons (other than qualified investors as defined under the EU Prospectus Regulation), subject to obtaining the prior consent of the underwriter for any such offer; or

(c) in any other circumstances falling within Article 1(4) of the EU Prospectus Regulation, provided that no such offer of our securities shall require us or any underwriter to publish a prospectus pursuant to Article 3 of the EU Prospectus Regulation or supplement a prospectus pursuant to Article 23 of the EU Prospectus Regulation.

For the purposes of this provision, the expression an “offer to the public” in relation to our securities in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and any of our securities to be offered so as to enable an investor to decide to purchase any of our securities, and the expression “EU Prospectus Regulation” means Regulation (EU) 2017/1129.

Each person in a Relevant Member State who receives any communication in respect of, or who acquires any securities under, this offering contemplated hereby will be deemed to have represented, warranted and agreed to and with the underwriter and its affiliates and us that:

(a) it is a qualified investor within the meaning of the EU Prospectus Regulation; and

(b) in the case of any securities acquired by it as a financial intermediary, as that term is used in Article 5 of the EU Prospectus Regulation, (i) the securities acquired by it in this offering have not been acquired on a non-discretionary basis on behalf of, nor have they been acquired with a view to their offer or resale to, persons in any Relevant Member State other than qualified investors, as that term is defined in the EU

Prospectus Regulation, or have been acquired in other circumstances falling within the points (a) to (d) of Article 1(4) of the EU Prospectus Regulation and the prior consent of the underwriter has been given to the offer or resale; or (ii) where the securities have been acquired by it on behalf of persons in any Relevant Member State other than qualified investors, the offer of those securities to it is not treated under the EU Prospectus Regulation as having been made to such persons.

We, the underwriter and its affiliates, and others will rely upon the truth and accuracy of the foregoing representation, acknowledgement and agreement. Notwithstanding the above, a person who is not a qualified investor and who has notified the underwriter of such fact in writing may, with the prior consent of the underwriter, be permitted to acquire securities in this offering.

United Kingdom

In relation to the United Kingdom, no securities have been offered or will be offered pursuant to the offering to the public in the United Kingdom prior to the publication of a prospectus in relation to the securities which has been approved by the Financial Conduct Authority in accordance with the UK Prospectus Regulation (as defined below), except that it may make an offer to the public in the United Kingdom of any securities at any time under the following exemptions under the UK Prospectus Regulation:

(a) to any legal entity which is a qualified investor as defined under the UK Prospectus Regulation;

(b) to fewer than 150 natural or legal persons (other than qualified investors as defined under the UK Prospectus Regulation), subject to obtaining the prior consent of the underwriter for any such offer; or

(c) in any other circumstances falling within Article 1(4) of the UK Prospectus Regulation, provided that no such offer of our securities shall require us or any underwriter to publish a prospectus pursuant to Article 3 of the UK Prospectus Regulation or supplement a prospectus pursuant to Article 23 of the UK Prospectus Regulation.

In the United Kingdom, the offering to the public is only addressed to, and is directed only at, “qualified investors” within the meaning of Article 2(e) of the UK Prospectus Regulation, who are also (i) persons having professional experience in matters relating to investments who fall within the definition of “investment professionals” in Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (the “Order”); (ii) high net worth bodies corporate, unincorporated associations and partnerships and trustees of high value trusts as described in Article 49(2) of the Order; or (iii) persons to whom it may otherwise lawfully be communicated (all such persons being referred to as “relevant persons”). This document must not be acted on or relied on by persons who are not relevant persons. Any investment or investment activity to which this document relates is available only to relevant persons and will be engaged in only with relevant persons.

For the purposes of this provision, the expression an “offer to the public” in relation to the securities in the United Kingdom means the communication in any form and by any means of sufficient information on the terms of the offering and any securities to be offered so as to enable an investor to decide to purchase or subscribe for any securities, and the expression “UK Prospectus Regulation” means the UK version of Regulation (EU) No 2017/1129 as amended by The Prospectus (Amendment etc.) (EU Exit) Regulations 2019, which is part of UK law by virtue of the European Union (Withdrawal) Act 2018.

Hong Kong

The securities have not been offered or sold and will not be offered or sold in Hong Kong, by means of any document, other than (a) to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571) of Hong Kong and any rules made under that Ordinance; or (b) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies Ordinance (Cap. 32) of Hong Kong or which do not constitute an offer to the public within the meaning of that Ordinance. No advertisement, invitation or document relating to the securities has been or may be issued or has been or may be in the possession of any person for the purposes of issue, whether in Hong Kong or elsewhere, which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to securities which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the Securities and Futures Ordinance and any rules made under that Ordinance.

Singapore

Each underwriter has acknowledged that this prospectus supplement has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, each underwriter has represented and agreed that it has not offered or sold any securities or caused the securities to be made the subject of an invitation for subscription or purchase and will not offer or sell any securities or cause the securities to be made the subject of an invitation for subscription or purchase, and has not circulated or distributed, nor will it circulate or distribute, this prospectus supplement or any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the securities, whether directly or indirectly, to any person in Singapore other than:

Where the securities are subscribed or purchased under Section 275 of the SFA by a relevant person which is:

(a) to an institutional investor (as defined in Section 4A of the Securities and Futures Act (Chapter 289) of Singapore, as modified or amended from time to time, or the SFA) pursuant to Section 274 of the SFA;

(b) to a relevant person (as defined in Section 275(2) of the SFA) pursuant to Section 275(1) of the SFA, or to any person pursuant to an offer referred to in Section 275(1A) of the SFA, and in accordance with the conditions specified in Section 275 of the SFA and (where applicable) Regulation 3 of the Securities and Futures (Classes of Investors) Regulations 2018; or

(c) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

Where the securities are subscribed for or acquired under Section 275 of the SFA by a relevant person which is:

(a) a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or

(b) a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor,

securities or securities-based derivatives contracts (each term as defined in Section 2(1) of the SFA) of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has subscribed for or acquired the securities pursuant to an offer made under Section 275 of the SFA except:

(a) to an institutional investor or to a relevant person, or to any person arising from an offer referred to in Section 275(1A) or Section 276(4)(i)(B) of the SFA (in the case of that corporation) or Section 276(4)(i)(B) of the SFA (in the case of that trust);

(b) where no consideration is or will be given for the transfer;

(c) where the transfer is by operation of law;

(d) as specified in Section 276(7) of the SFA; or

(e) as specified in Regulation 37A of the Securities and Futures (Offers of Investments) (Securities and Securities-based Derivatives Contracts) Regulations 2018.

Singapore SFA Product Classification-In connection with Section 309B of the SFA and the Securities and Futures (Capital Markets Products) Regulations 2018, or CMP Regulations 2018, unless otherwise specified before an offer of our securities, we have determined, and hereby notify, all relevant persons (as defined in Section 309A(1) of the SFA), that our securities are “prescribed capital markets products” (as defined in the CMP Regulations 2018) and “Excluded Investment Products” (as defined in MAS Notice SFA 04-N12: Notice on the Sale of Investment Products and MAS Notice FAA-N16: Notice on Recommendations on Investment Products).

Switzerland

We have not and will not register with the Swiss Financial Market Supervisory Authority (“FINMA”) as a foreign collective investment scheme pursuant to Article 119 of the Federal Act on Collective Investment Scheme of 23 June 2006, as amended (“CISA”), and accordingly the securities being offered pursuant to this prospectus supplement have not and will not be approved, and may not be licensable, with FINMA. Therefore, the securities have not been authorized for distribution by FINMA as a foreign collective investment scheme pursuant to Article 119 CISA and the securities offered hereby may not be offered to the public (as this term is defined in Article 3 CISA) in or from Switzerland. The securities may solely be offered to “qualified investors,” as this term is defined in Article 10 CISA, and in the circumstances set out in Article 3 of the Ordinance on Collective Investment Scheme of 22 November 2006, as amended (“CISO”), such that there is no public offer. Investors, however, do not benefit from protection under CISA or CISO or supervision by FINMA. This prospectus supplement and any other materials relating to the securities are strictly personal and confidential to each offeree and do not constitute an offer to any other person. This prospectus supplement and the accompanying prospectus may only be used by those qualified investors to whom it has been handed out in connection with the offer described herein and may neither directly or indirectly be distributed or made available to any person or entity other than its recipients. It may not be used in connection with any other offer and shall in particular not be copied and/or distributed to the public in Switzerland or from Switzerland. This prospectus supplement and the accompanying prospectus does not constitute an issue prospectus as that term is understood pursuant to Article 652a and/or 1156 of the Swiss Federal Code of Obligations. We have not applied for a listing of the securities on the SIX Swiss Exchange or any other regulated securities market in Switzerland, and consequently, the information presented in this prospectus supplement does not necessarily comply with the information standards set out in the listing rules of the SIX Swiss Exchange and corresponding prospectus schemes annexed to the listing rules of the SIX Swiss Exchange.

United Arab Emirates

This offering has not been approved or licensed by the Central Bank of the United Arab Emirates, or the UAE, Securities and Commodities Authority of the UAE and/or any other relevant licensing authority in the UAE including any licensing authority incorporated under the laws and regulations of any of the free zones established and operating in the territory of the UAE, in particular the Dubai Financial Services Authority, or DFSA, a regulatory authority of the Dubai International Financial Centre, or DIFC. The offering does not constitute a public offer of securities in the UAE, DIFC and/or any other free zone in accordance with the Commercial Companies Law, Federal Law No 8 of 1984 (as amended), DFSA Offered Securities Rules and NASDAQ Dubai Listing Rules, accordingly, or otherwise. The securities may not be offered to the public in the UAE and/or any of the free zones.

The securities may be offered and issued only to a limited number of investors in the UAE or any of its free zones who qualify as sophisticated investors under the relevant laws and regulations of the UAE or the free zone concerned.

Notice to Prospective Investors in Israel

In the State of Israel this prospectus supplement shall not be regarded as an offer to the public to purchase securities under the Israeli Securities Law, 5728-1968, which requires a prospectus to be published and authorized by the Israel Securities Authority, if it complies with certain provisions of Section 15 of the Israeli Securities Law, 5728-1968, including, inter alia, if: (i) the offer is made, distributed or directed to not more than 35 investors, subject to certain conditions, or the Addressed Investors; or (ii) the offer is made, distributed or directed to certain qualified investors defined in the First Addendum of the Israeli Securities Law, 5728-1968, subject to certain conditions, or the Qualified Investors. The Qualified Investors shall not be taken into account in the count of the Addressed Investors and may be offered to purchase securities in addition to the 35 Addressed Investors. The company has not and will not take any action that would require it to publish a prospectus in accordance with and subject to the Israeli Securities Law, 5728-1968. We have not and will not distribute this prospectus supplement or make, distribute or direct an offer to subscribe for our securities to any person within the State of Israel, other than to Qualified Investors and up to 35 Addressed Investors.

Qualified Investors may have to submit written evidence that they meet the definitions set out in the First Addendum to the Israeli Securities Law, 5728-1968. In particular, we may request, as a condition to be offered securities, that Qualified Investors will each represent, warrant and certify to us and/or to anyone acting on our behalf: (i) that it is an investor falling within one of the categories listed in the First Addendum to the Israeli Securities Law, 5728-1968; (ii) which of the categories listed in the First Addendum to the Israeli Securities Law, 5728-1968 regarding Qualified Investors is applicable to it; (iii) that it will abide by all provisions set forth in the Israeli Securities Law, 5728-1968 and the regulations promulgated thereunder in connection with the offer to be issued securities; (iv) that the securities that it will be issued are, subject to exemptions available under the Israeli Securities Law, 5728-1968: (a) for its own account; (b) for investment purposes only; and (c) not issued with a view to resale within the State of Israel, other than in accordance with the provisions of the Israeli Securities Law, 5728-1968; and (v) that it is willing to provide further evidence of its Qualified Investor status. Addressed Investors may have to submit written evidence in respect of their identity and may have to sign and submit a declaration containing, inter alia, the Addressed Investor’s name, address and passport number or Israeli identification number.

Australia

This prospectus supplement:

•	does not constitute a product disclosure document or a prospectus under Chapter 6D.2 of the Corporations Act 2001 (Cth) (the “Corporations Act”);

•

has not been, and will not be, lodged with the Australian Securities and Investments Commission (“ASIC”), as a disclosure document for the purposes of the Corporations Act and does not purport to include the information required of a disclosure document under Chapter 6D.2 of the Corporations Act;

•

does not constitute or involve a recommendation to acquire, an offer or invitation for issue or sale, an offer or invitation to arrange the issue or sale, or an issue or sale, of interests to a “retail client” (as defined in section 761G of the Corporations Act and applicable regulations) in Australia; and

•

may only be provided in Australia to select investors who are able to demonstrate that they fall within one or more of the categories of investors, or Exempt Investors, available under section 708 of the Corporations Act.

The shares may not be directly or indirectly offered for subscription or purchased or sold, and no invitations to subscribe for or buy the shares may be issued, and no draft or definitive offering memorandum, advertisement or other offering material relating to any shares may be distributed in Australia, except where disclosure to investors is not required under Chapter 6D of the Corporations Act or is otherwise in compliance with all applicable Australian laws and regulations. By submitting an application for the shares, you represent and warrant to us that you are an Exempt Investor.

As any offer of shares under this document will be made without disclosure in Australia under Chapter 6D.2 of the Corporations Act, the offer of those securities for resale in Australia within 12 months may, under section

707 of the Corporations Act, require disclosure to investors under Chapter 6D.2 if none of the exemptions in section 708 applies to that resale. By applying for the shares you undertake to us that you will not, for a period of 12 months from the date of issue of the shares, offer, transfer, assign or otherwise alienate those securities to investors in Australia except in circumstances where disclosure to investors is not required under Chapter 6D.2 of the Corporations Act or where a compliant disclosure document is prepared and lodged with ASIC.

Japan

The shares have not been and will not be registered pursuant to Article 4, Paragraph 1 of the Financial Instruments and Exchange Act. Accordingly, none of the shares nor any interest therein may be offered or sold, directly or indirectly, in Japan or to, or for the benefit of, any “resident” of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to or for the benefit of a resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Financial Instruments and Exchange Act and any other applicable laws, regulations and ministerial guidelines of Japan in effect at the relevant time.

China

This prospectus supplement does not constitute a public offer of the shares, whether by sale or subscription, in the PRC. The shares are not being offered or sold directly or indirectly in the PRC to or for the benefit of, legal or natural persons of the PRC.

Further, no legal or natural persons of the PRC may directly or indirectly purchase any of the shares or any beneficial interest therein without obtaining all prior PRC’s governmental approvals that are required, whether statutorily or otherwise. Persons who come into possession of this document are required by the issuer and its representatives to observe these restrictions.

Certain of the underwriters and their respective affiliates have provided in the past to us and our affiliates and may provide from time to time in the future certain commercial banking, financial advisory, investment banking and other services for us and such affiliates in the ordinary course of their business, for which they have received and may continue to receive customary fees and commissions. In addition, from time to time, certain of the underwriters and their respective affiliates may effect transactions for their own account or the account of customers, and hold on behalf of themselves or their customers, long or short positions in our debt or equity securities or loans, and may do so in the future.

New Zealand

The shares of common stock offered hereby have not been offered or sold, and will not be offered or sold, directly or indirectly in New Zealand and no offering materials or advertisements have been or will be distributed in relation to any offer of shares in New Zealand, in each case other than:

•	to persons whose principal business is the investment of money or who, in the course of and for the purposes of their business, habitually invest money;

•	to persons who in all the circumstances can properly be regarded as having been selected otherwise than as members of the public;

•

to persons who are each required to pay a minimum subscription price of at least NZ$500,000 for the shares before the allotment of those shares (disregarding any amounts payable, or paid, out of money lent by the issuer or any associated person of the issuer); or

•

in other circumstances where there is no contravention of the Securities Act 1978 of New Zealand (or any statutory modification or reenactment of, or statutory substitution for, the Securities Act 1978 of New Zealand).

LEGAL MATTERS

Certain legal matters will be passed upon for us by Kirkland & Ellis LLP, New York, New York, and by Harry B. Sands, Lobosky & Company, our Bahamian counsel. The underwriters are being represented in connection with this offering by Duane Morris LLP, New York, New York.

EXPERTS

The consolidated financial statements of OneSpaWorld Holdings Limited and subsidiaries as of December 31, 2022 and 2021 and for each of the three years in the period ended December 31, 2022 and the related notes appearing in OneSpaWorld Holdings Limited’s Annual Report on Form 10-K for the year ended December 31, 2022 have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their report thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains a website that contains reports, proxy and information statements and other information filed electronically with the SEC, which is available at http://www.sec.gov. Unless specifically listed below, the information contained on the SEC’s website is not intended to be incorporated by reference in this prospectus supplement and you should not consider that information a part of this prospectus supplement.

We make available free of charge through our internet website at http://www.onespaworld.com our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act, as soon as reasonably practicable after we electronically files with, or furnishes to, the SEC. Any information available on or through our Company’s website is not part of this prospectus supplement, except to the extent it is expressly incorporated by reference herein as set forth under “Incorporation of Certain Information by Reference” below.

We have filed with the SEC a registration statement on Form S-3 relating to the Common Shares covered by this prospectus supplement and the accompanying prospectus. This prospectus supplement forms part of the registration statement filed by the Company with the SEC under the Securities Act. Whenever a reference is made in this prospectus supplement to a contract or other document that is an exhibit to the registration statement, the reference is only a summary and you should refer to the exhibits that are a part of the registration statement for a copy of the contract or other document. You may review a copy of the registration statement and the documents incorporated by reference therein through the SEC’s website listed above.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows our Company to “incorporate by reference” information into this prospectus supplement, which means important information may be disclosed to you by referring you to another document filed separately with the SEC. Any information incorporated by reference is deemed to be part of this prospectus supplement and the accompanying prospectus.

We incorporate by reference in this prospectus supplement and the accompanying prospectus the documents set forth below that have been previously filed with the SEC as well as any filings our Company makes with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act on or after the date of this prospectus supplement and before the termination of the applicable offering; provided, however, that, except as specifically provided below, we are not incorporating any documents or information deemed to have been furnished rather than filed in accordance with SEC rules:

•

the description of our Common Shares contained in the Registration Statement on Form 8-A, as filed with the SEC on March 21, 2019, including any amendments or reports filed for the purpose of updating such description;

•	our Annual Report on Form 10-K (the “10-K”) for the year ended December 31, 2022, filed with the SEC on May 3, 2023;

•	portions of our Definitive Proxy Statement on Schedule 14A filed with the SEC on April 28, 2023 that are incorporated by reference into the 10-K;

•	our Quarterly Report on Form 10-Q for the three months ended March 31, 2023, filed with the SEC on May 5, 2023; and

•	our Current Reports on Form 8-K filed with the SEC on March 13, 2023, March 20, 2023 and April 27, 2023.

Any statement contained in a document incorporated by reference in this prospectus supplement shall be deemed to be modified or superseded for purposes of this prospectus supplement to the extent that a statement contained herein or in any other subsequently filed document that also is incorporated by reference in this prospectus supplement modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement.

Information furnished under Items 2.02 and 7.01 of any Current Report on Form 8-K of our Company, including any related exhibits under Item 9.01, will not be incorporated by reference in this prospectus supplement.

To obtain copies of these filings, see “Where You Can Find More Information.” You may also request a copy of these filings, at no cost, by writing or telephoning to the address and telephone number set forth below:

Harry B. Sands, Lobosky Management Co. Ltd.

Office Number 2

Pineapple Business Park

Airport Industrial Park

P.O. Box N-624

Nassau, Island of New Providence

Commonwealth of The Bahamas

(242) 322 2670

We have filed with the SEC a registration statement on Form S-3 under the Securities Act covering the common shares to be offered and sold by this prospectus supplement and the accompanying prospectus. This prospectus supplement and the accompanying prospectus do not contain all of the information included in the registration statement, some of which is contained in exhibits to the registration statement. The registration statement, including the exhibits, can be read at the SEC website. Any statement made in this prospectus supplement or the accompanying prospectus concerning the contents of any contract, agreement or other document is only a summary of the actual contract, agreement or other document. If we have filed any contract, document, agreement or other document as an exhibit to the registration statement or a document incorporated by reference therein, you should read the exhibit for a more complete understanding of the document or matter involved. We qualify in its entirety each statement regarding a contract, agreement or other document by reference to the actual document.

PROSPECTUS

ONESPAWORLD HOLDINGS LIMITED

Common Shares

Warrants

OneSpaWorld Holdings Limited (“OneSpaWorld,” the “Company,” “we,” “our” or “us”) may offer, from time to time, common shares in amounts, at prices and on terms to be set forth in one or more prospectus supplements. In addition, certain selling securityholders to be identified in one or more prospectus supplements (the “Selling Shareholders”) may offer and sell any combination of (i) common shares, (ii) warrants to purchase common shares issued pursuant to the Warrant Agreement (as defined herein) (the “2019 Warrants”) and (iii) warrants to purchase common shares, each dated June 12, 2020 (the “2020 Warrants”), from time to time in amounts, at prices and on terms that will be determined at the time of the applicable offering. The common shares and warrants referred to above are collectively referred to herein as the “Securities.” We will not receive any proceeds from the sale of Securities by the selling shareholders.

We will provide specific terms of any offering in a supplement to this prospectus. Any prospectus supplement may also add, update, or change information contained in this prospectus. You should carefully read this prospectus and the applicable prospectus supplement as well as the documents incorporated or deemed to be incorporated by reference in this prospectus before you purchase any of the Securities offered hereby. This prospectus may not be used to offer and sell any Securities unless accompanied by a prospectus supplement.

These Securities may be offered and sold in the same offering or in separate offerings, to or through underwriters, dealers and agents or directly to purchasers. The names of any underwriters, dealers or agents involved in the sale of our Securities and their compensation will be described in the applicable prospectus supplement. Our registration of the Securities covered by this prospectus does not mean that we or the Selling Shareholders will offer or sell any Securities.

Our common shares trade on The Nasdaq Capital Market (“Nasdaq”) under the symbol “OSW.” Our warrants are not currently traded on any national securities exchange.

Investing in our Securities involves risks that are described in the “Risk Factors” section beginning on page 2 of this prospectus, in any applicable prospectus supplement, and in the documents incorporated by reference herein or therein.

Neither the SEC nor any state securities commission has approved or disapproved of the Securities to be issued under this prospectus or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is May 16, 2023.

i

ABOUT THIS PROSPECTUS

This prospectus is part of an automatic shelf registration statement on Form S-3 that we filed with the Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “Securities Act”). Under this shelf registration process, we may from time to time offer and sell common shares covered hereby, and the Selling Shareholders may from time to time offer and sell any combination of the Securities covered hereby.

This prospectus provides you with a general description of the Securities. Each time we or the Selling Shareholders sell any Securities, we will, to the extent required by law, provide a prospectus supplement that will contain certain specific information about the terms of that offering. The applicable prospectus supplement may also add, update or change information contained in this prospectus. If there is any inconsistency between the information in this prospectus and any prospectus supplement, you should rely on the information in the applicable prospectus supplement. You should read both this prospectus and any prospectus supplement together with the additional information described under the headings “Where You Can Find More Information” and “Incorporation of Certain Information by Reference,” and any free writing prospectus that we may prepare and distribute. You should assume that the information in this prospectus is accurate only as of the date of this prospectus. Since the date of this prospectus and the documents incorporated by reference into this prospectus, our business, financial condition, results of operations and prospects may have changed.

We are responsible for the information contained in this prospectus, any applicable prospectus supplement and any permitted free writing prospectus. Neither we nor the Selling Shareholders have authorized anyone to provide you with different or additional information. This prospectus and any applicable prospectus supplement do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the Securities, nor does this prospectus or any applicable prospectus supplement constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction.

You should not assume that the information contained in this prospectus, the applicable prospectus supplement or any permitted free writing prospectus is accurate on any date other than the date on the front cover of this prospectus or the applicable prospectus supplement, or the date of any such permitted free writing prospectus, as the case may be, or that the information incorporated by reference herein or therein is accurate as of any date other than the date of the relevant report or other document in which such information is contained.

Any statement made in this prospectus or in a document incorporated or deemed to be incorporated by reference in this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in a prospectus supplement or in any other subsequently filed document that is also incorporated or deemed to be incorporated by reference in this prospectus modifies or supersedes that statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

WHERE YOU CAN FIND MORE INFORMATION

The Company files annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains a website that contains reports, proxy and information statements and other information filed electronically with the SEC, which is available at http://www.sec.gov. Unless specifically listed below, the information contained on the SEC’s website is not intended to be incorporated by reference in this prospectus and you should not consider that information a part of this prospectus.

The Company makes available free of charge through its internet website at http://www.onespaworld.com its Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), as soon as reasonably practicable after it electronically files with, or furnishes to, the SEC. Any information available on or through the Company’s website is not part of this prospectus, except to the extent it is expressly incorporated by reference herein as set forth under “Incorporation of Certain Information by Reference” below.

The registration statement containing this prospectus, including exhibits to the registration statement, provides additional information about us and the Securities offered under this prospectus. The registration statement is available at the SEC’s website above.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows the Company to “incorporate by reference” information into this prospectus, which means important information may be disclosed to you by referring you to another document filed separately with the SEC. Any information incorporated by reference is deemed to be part of this prospectus.

The Company incorporates by reference in this prospectus the documents set forth below that have been previously filed with the SEC as well as any filings the Company makes with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act on or after the date of this prospectus and before the termination of the applicable offering; provided, however, that, except as specifically provided below, we are not incorporating any documents or information deemed to have been furnished rather than filed in accordance with SEC rules:

•	our Annual Report on Form 10-K (the “10-K”) for the year ended December 31, 2022, filed with the SEC on March 3, 2023;

•	our Quarterly Report on Form 10-Q for the three months ended March 31, 2023, filed with the SEC on May 5, 2023;

•	portions of our Definitive Proxy Statement on Schedule 14A filed with the SEC on April 28, 2023 that are incorporated by reference into the 10-K;

•	our Current Reports on Form 8-K filed with the SEC on March 13, 2023, March 20, 2023 and April 27, 2023; and

•

the description of our common shares contained in the Registration Statement on Form 8-A filed with the SEC on March 21, 2019, including any amendments or reports filed for the purpose of updating such description.

Any statement contained in a document incorporated by reference in this prospectus shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in any other subsequently filed document that also is incorporated by reference in this prospectus modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus or any prospectus supplement.

Information furnished under Items 2.02 and 7.01 of any Current Report on Form 8-K of the Company, including any related exhibits under Item 9.01, will not be incorporated by reference in this prospectus.

To obtain copies of these filings, see “Where You Can Find More Information.” You may also request a copy of these filings, at no cost, by writing or telephoning to the address and telephone number set forth below:

Harry B. Sands, Lobosky Management Co. Ltd.

Office Number 2

Pineapple Business Park

Airport Industrial Park

P.O. Box N-624

Nassau, Island of New Providence

Commonwealth of The Bahamas

(242) 322 2670

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

From time to time, including in this prospectus and other disclosures, we may issue “forward-looking” statements within the meaning of Section 27A of the Securities Act, and Section 21E of the Exchange Act. These forward-looking statements reflect our current views about future events and are subject to known and unknown risks, uncertainties and other factors which may cause our actual results to differ materially from those expressed or implied by such forward-looking statements. We attempt, whenever possible, to identify these statements by using words like “will,” “may,” “could,” “should,” “would,” “believe,” “expect,” “anticipate,” “forecast,” “future,” “intend,” “plan,” “estimate” and similar expressions of future intent or the negative of such terms.

Such forward-looking statements include statements regarding:

•	the impact of COVID-19 on the industries and the markets in which the Company operates and the Company’s business, operations, and financial condition, including cash flows and liquidity;

•

the demand for the Company’s services together with the possibility that the Company may be adversely affected by other economic, business, and/or competitive factors or changes in the business environment in which the Company operates;

•	changes in consumer preferences or the markets for the Company’s services and products;

•	changes in applicable laws or regulations;

•	competition for the Company’s services and the availability of competition for opportunities for expansion of the Company’s business;

•	difficulties of managing growth profitably;

•	the loss of one or more members of the Company’s management team;

•	changes in the market for the products we offer for sale;

•

other risks and uncertainties indicated in our Annual Report on Form 10-K, subsequent Quarterly Reports on Form 10-Q and any other reports (including all amendments to those reports) filed with the SEC from time to time; and

•	other statements preceded by, followed by or that include the words “estimate,” “plan,” “project,” “forecast,” “intend,” “expect,” “anticipate,” “believe,” “seek,” “target” or similar expressions.

These forward-looking statements are based on information available as of the date of this report and current expectations, forecasts and assumptions, and involve a number of judgments, risks and uncertainties. Accordingly, forward-looking statements should not be relied upon as representing our views as of any subsequent date. We do not undertake any obligation to update forward-looking statements to reflect events or circumstances after the date they were made, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

As a result of a number of known and unknown risks and uncertainties, our actual results or performance may be materially different from those expressed or implied by these forward-looking statements. For a discussion of the risks involved in our business and investing in our Securities, see the section entitled “Risk Factors” in this prospectus, in any applicable prospectus supplement and in the documents that are incorporated by reference herein.

Should one or more of these risks or uncertainties materialize, or should any of the underlying assumptions prove incorrect, actual results may vary in material respects from those expressed or implied by these forward-looking statements. You should not place undue reliance on these forward-looking statements.

v

PROSPECTUS SUMMARY

This summary highlights selected information contained elsewhere in, or incorporated by reference into, this prospectus. Because it is only a summary, it does not contain all of the information that you should consider before investing in our Securities, and it is qualified in its entirety by, and should be read in conjunction with, the more detailed information appearing elsewhere in this prospectus, any applicable prospectus supplement and the documents incorporated by reference in this prospectus and any applicable prospectus supplement. You should read all such documents carefully, and you should pay special attention to the information contained under the caption entitled “Risk Factors” in this prospectus, any applicable prospectus supplement, in our most recent Annual Report on Form 10-K, in any subsequent Quarterly Reports on Form 10-Q and in our other reports filed from time to time with the SEC, which are incorporated by reference into this prospectus, before deciding to buy our Securities.

Unless otherwise specified, share calculations do not include any common shares issuable upon the exercise of outstanding warrants to purchase common shares.

Our Company

We are the pre-eminent global operator of health and wellness centers onboard cruise ships and a leading operator of health and wellness centers at destination resorts worldwide. Our highly trained and experienced staff offer guests a comprehensive suite of premium health, fitness, beauty and wellness services and products onboard cruise ships and at destination resorts globally. We are the market leader at more than 20x the size of our closest maritime competitor. Over the last 50 years, we have built our leading market position on our depth of staff expertise, broad and innovative service and product offerings, expansive global recruitment, training and logistics platform, as well as decades-long relationships with cruise line and destination resort partners. Throughout our history, our mission has been simple: helping guests look and feel their best during and after their stay.

At our core, we are a global services company. We serve a critical role for our cruise line and destination resort partners, operating a complex and increasingly important aspect of our cruise line and destination resort partners’ overall guest experience. Decades of investment and know-how have allowed us to construct an unmatched global infrastructure to manage the complexity of our operations. We have consistently expanded our onboard offerings with innovative and leading-edge service and product introductions, and developed the powerful back-end recruiting, training and logistics platforms to manage our operational complexity, maintain our industry-leading quality standards, and maximize revenue and profitability per center. The combination of our renowned recruiting and training platform, deep proprietary labor pool, global logistics and supply chain infrastructure, and proven health and wellness center and revenue management capabilities represents a significant competitive advantage that we believe is not economically feasible to replicate.

A significant portion of our revenues are generated from our cruise ship operations. Historically, we have been able to renew almost all of our cruise line agreements that expired or were scheduled to expire.

Corporate Information

OneSpaWorld Holdings Limited was incorporated under the laws of the Commonwealth of the Bahamas on October 5, 2018. Our principal executive offices are located at Harry B. Sands, Lobosky Management Co. Ltd., Office Number 2, Pineapple Business Park, Airport Industrial Park, P.O. Box N-624 Nassau, Island of New Providence, Commonwealth of The Bahamas, and our telephone number is (242) 322 2670. Our website address is www.onespaworld.com. Information contained on our website is not a part of this prospectus or any applicable prospectus supplement and the inclusion of our website address in this prospectus is an inactive textual reference only.

RISK FACTORS

An investment in our Securities involves a high degree of risk. You should carefully consider the risk factors and all of the other information included in or incorporated by reference into this prospectus, including those in our most recent Annual Report on Form 10-K, our Quarterly Reports on Form 10-Q and other documents we file with the SEC, before making an investment decision. Our business, prospects, financial condition, or operating results could be harmed by any of these risks, as well as other risks not currently known to us or that we currently consider immaterial. The trading price of our Securities could decline due to any of these risks, and, as a result, you may lose all or part of your investment.

USE OF PROCEEDS

Unless we inform you otherwise in a prospectus supplement or free writing prospectus, we intend to use the net proceeds from the sale of common shares offered by us for general corporate purposes. Any specific allocation of the net proceeds of an offering of common shares to a specific purpose will be determined at the time of the offering and will be described in an accompanying prospectus supplement or free writing prospectus.

All of the Securities offered by the Selling Shareholders pursuant to this prospectus will be sold by the Selling Shareholders for their respective accounts. We will not receive any of the proceeds from these sales.

The Selling Shareholders will pay any underwriting fees, discounts, selling commissions, stock transfer taxes and certain legal expenses incurred by such Selling Shareholders in disposing of their Securities, and we will bear all other costs, fees and expenses incurred in effecting the registration of the Securities covered by this prospectus, including, without limitation, all registration and filing fees, Nasdaq listing fees and fees and expenses of our counsel and our independent registered public accountants.

DESCRIPTION OF CAPITAL STOCK

The following is a brief summary of the material terms of our common shares and the warrants offered pursuant to this prospectus and does not purport to be complete. For a complete description of the terms of our common shares, you should refer to our Third Amended and Restated Memorandum of Association and Second Amended and Restated Articles of Association (our “Articles”) and applicable provisions of law. For a complete description of the terms of the 2019 Warrants you should refer to the Amended and Restated Warrant Agreement (the “Warrant Agreement”) and for a complete description of the terms of the 2020 Warrants you should refer to the Form of Warrant (the “Form of Warrant”). For information on how to obtain copies of our Articles, the Warrant Agreement and the Form of Warrant, which are exhibits to the registration statement of which this prospectus is a part, see “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference.”

Common Shares

Authorized and Issued Common Shares

Our Articles authorize the issuance of up to 250,000,000 of our common shares, par value $0.0001 per share. The Common Shares consist of two separate classes, of which 225,000,000 shares are designated as Voting Common Shares (the “Voting Common Shares”) and 25,000,000 are designated as Non-Voting Common Shares (“Non-Voting Common Shares”). As of May 12, 2023, 97,293,808 common shares were issued and outstanding, of which 83,871,894 common shares are Voting Common Shares and 13,421,914 common shares are Non-Voting Common Shares. The Non-Voting Common Shares are of equal rank to the Voting Common Shares, in terms of dividends, liquidation, preferences and all other rights and features, with the following exceptions: (i) the Non-Voting Common Shares have no voting rights, except as may be required by law; (ii) Steiner Leisure Limited (“Steiner Leisure”) may vote its Non-Voting Common Shares in favor of its director designees; and (iii) the Non-Voting Common Shares will automatically be converted to Voting Common Shares upon the occurrence of certain events set forth in the Articles.

Issuance and Form

Subject to the provisions of our Articles and to any resolution of shareholders, unissued shares will be at the disposal of our Board of Directors (our “Board”), who may without prejudice to any rights previously conferred on the holders of any existing shares or class or series of shares offer, allot, grant options over or otherwise dispose of shares to such persons, at such times and upon such terms and conditions as we may by resolution of directors determine. Pursuant to our Articles, our common shares are registered shares and may not be exchanged for bearer share certificates.

Voting Rights and Quorum

Each holder of Voting Common Shares is entitled to one vote for each such share held by such holder on any matter submitted to a vote or for the consent of the shareholders of the Company on which such holder is entitled to vote thereon or consent thereto. Each holder of Non-Voting Common Shares that is also a Steiner Person (as defined in the Articles) is entitled to vote the Non-Voting Common Shares held by such holder on matters submitted to a vote for the consent of the shareholders of the Company with respect to the election or removal of any director (or director position, as applicable) that the applicable Steiner Persons have the right to designate appointment or nomination pursuant to the Governance Agreement (as defined in the Articles).

Directors shall be elected by a plurality of votes of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors, unless a different vote is required by our Articles or under applicable law, in which case such express provision shall govern and control the decision of such question. Shareholders may act only at meetings duly called and shareholders may not act by written consent or otherwise outside of such meeting. A meeting of shareholders is duly constituted if, at the commencement of the meeting, there are present, in person or by proxy, shareholders representing not less than 50% of the votes of the shares or class or series of shares entitled to vote on resolutions of shareholders to be considered at the meeting. If there is a quorum, notwithstanding the fact that such quorum may be represented by only one person, then such person may resolve any matter, and a certificate signed by such person accompanied where such person be a proxy by the proxy form, or a copy thereof, shall constitute a valid resolution of shareholders. Once established, a quorum will not be broken by the subsequent withdrawal of enough votes to leave less than a quorum.

If shareholder approval is required (a) for the adoption of any agreement for merger of us with or into any other entity or for the consolidation of us with or into any other entity or (b) to authorize any sale, lease, exchange or other transfer of all or substantially all of the assets of us to any person, the affirmative vote of at least 66 2/3% of the shares entitled to vote thereon is required to approve such transaction; provided, however, that if such transaction is approved in advance by the directors, such transaction may be approved by the affirmative vote of a majority of the shares entitled to vote thereon.

Dividends

Our Board, by resolution, may declare and pay dividends in money, shares, or other property. No dividend shall be declared and paid unless the directors determine that immediately after the payment of the dividend the Company will be able to satisfy its liabilities as they become due in the ordinary course of its business and the realizable value of the assets of the Company will not be less than the sum of its total liabilities, other than deferred taxes, as shown in its books of account, and its issued and outstanding share capital. Our Board adopted an annual dividend program in November 2019, which program was temporarily suspended until further notice by our Board in response to the impact of the COVID-19 outbreak on our business.

Liquidation, Redemption and Preemptive Rights

In the event of any liquidation, dissolution or winding up of the Company, whether voluntary or involuntary, after payment or provision for the payment of the debts and other liabilities of the Company and the payment or setting aside for payment of any preferential amount due to the holders of any series of preferred shares, the holders of common shares, subject to the rights of the holders of any class or series of shares ranking on a parity with the common shares as to the payments or distributions in such event, shall be entitled to receive ratably any and all assets of the Company remaining to be paid or distributed.

We may purchase, redeem or otherwise acquire and hold our shares, but no purchase, redemption or other acquisition shall be made unless the directors determined that immediately after the purchase, redemption or other acquisitions, we will be able to satisfy our liabilities as they become due in the ordinary course of our business and the realizable value of our assets will not be less than the sum of our total liabilities, other than deferred taxes, as shown in the books of account. A determination by our Board is not required where our shares are purchased, redeemed or otherwise acquired:

•	pursuant to a shareholder’s right to have our shares redeemed or exchanged for money or other property of OneSpaWorld;

•	in exchange for newly issued shares in the Company;

•	by virtue of Section 81 of the International Business Companies Act, 2000 (No. 45 of 2000) (the “Act”) of the Commonwealth of The Bahamas; or

•	pursuant to a court order.

Our shares that are purchased, redeemed or otherwise acquired by us in accordance with our Articles may be cancelled or held as treasury shares unless our shares are purchased, redeemed or otherwise acquired out of capital pursuant to Section 32 of the Act, in which case they shall be cancelled. Holders of our shares have no preemptive rights.

Anti-Takeover Provisions and Other Provisions of Our Articles

Our Articles include certain provisions which may have the effect of delaying or preventing a future takeover or change in control of us that shareholders may consider to be in their best interests. Among other things, our Articles provide for a classified Board serving staggered terms of three years, super majority voting requirements with respect to certain significant transactions and restrictions on the acquisition of greater than 9.99% ownership without our Board’s approval.

Classification of our Board of Directors

Our Board is divided into three classes, having staggered terms of office of three years each. The effect of the classified Board may be to make it more difficult to acquire control over OneSpaWorld.

Annual Meeting of Shareholders

Annual meetings of shareholders shall be held during each of our fiscal years and convened by a notice, which shall specify the place and time of the meeting as determined by resolution of the directors. Our Board may convene special meetings of the shareholders at such times and in such manner and places within or outside the Commonwealth of The Bahamas, or by means of remote communication, as the directors consider necessary or desirable.

At an annual meeting of the shareholders, only such business shall be conducted as shall have been properly brought before the meeting. In addition to any other applicable requirements, to be properly brought before an annual meeting, business must be (a) specified in the notice of meeting given by or at the direction of the directors, (b) brought before the meeting by or at the direction of the directors or (c) otherwise properly brought before the meeting by a shareholder. Only those matters set forth in the notice of a special meeting may be considered or acted upon at that meeting, unless otherwise required by law. At every meeting of shareholders, the chairman of the board shall preside as chairman of the meeting. If there is no chairman of the board or if the chairman of the board is not present, the shareholders present shall choose someone of their number to be the chairman.

Special Meeting of Shareholders

A special meeting of the shareholders may be convened by our Board. Upon the written request of shareholders holding not less than a majority of the outstanding voting shares, the directors shall convene a meeting of shareholders. If a special meeting is requested by such shareholders, a written request, specifying the business proposed to be transacted, shall be delivered personally or sent by first class mail, by express delivery or electronic transmission, to the Secretary of the Company. Upon receipt by our Secretary of such a request, the Secretary shall send notice of such meeting to shareholders entitled to vote within 45 days after the date the request was delivered to the Secretary. If such notice is not given by the Secretary within 45 days, the person or persons requesting the meeting may specify the time and place of the meeting and give noticed thereof; provided, however, that at least 10 days’ notice of such meeting is required to be given to the shareholders.

Advance Notice of Proposals

A shareholder may submit a proposal to present other items of business at the annual meeting of shareholder. The shareholder must give written notice of their intention to do. Notice for the presentation of other items of business submitted, must be received not less than 75 days nor more than 120 days prior to the first anniversary of the preceding year’s annual meeting of shareholders. Our Articles set forth the form and content of the notice, as well as additional information regarding shareholders proposals and nominations.

Restrictions on Ownership

Our Articles provide that shareholders will be prohibited from beneficially owning more than 9.99% of our issued and outstanding common shares without the consent of our Board. This restriction does not apply to Steiner Leisure.

Indemnification

Our Articles provide that OneSpaWorld shall indemnify and hold harmless to the extent permitted by applicable law any person (other than any Auditor) who was or is a party or witness to (or is threatened to be made a party or witness to) any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Company) directly or indirectly by reason of the fact that he or she is or was a director, officer, employee or agent of the Company, or, while serving as a director, officer, employee or agent of the Company, against all liabilities, damages, costs, expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in (or not opposed to) the best interests of the Company, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful; and in actions by or in the right of the Company except that no such indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Company, unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such other court shall deem proper.

Conversion of Non-Voting Common Shares to Voting Common Shares

Automatic Conversion

Each Non-Voting Common Share will automatically convert into one Voting Common Share, upon the occurrence of a Qualified Transfer (defined below) of such Non-Voting Common Share or with the prior consent of our Board. A “Qualified Transfer” means a transfer (x) to a third party that is not (1) an affiliate of such holder nor (2) a person whose ownership thereof would result in such shares being treated as constructively owned by such holder under Section 958(b) of the U.S. Tax Code, applicable Treasury Regulations and other official guidance (a Person described in this clause (x), an “Unrelated Person”), and (y) that is not otherwise prohibited under the Articles.

Elective Conversion

Upon the occurrence of a Contingent Conversion Triggering Event (as defined below), a number of Non-Voting Common Shares as elected will be converted into an identical number of Voting Common Shares; provided, that the number of Non-Voting Common Shares so converted may not exceed the number of Non-Voting Common Shares that, if converted, would reasonably be expected to (1) cause the Company to become a “CFC” (as defined in the Articles) as reasonably determined in good faith by the Company, upon the advice of its legal counsel, or (2) cause such holder, together with its affiliates, to hold voting power exceeding 44.9% (as reasonably determined in good faith by the Company). A “Contingent Conversion Triggering Event” shall mean (1) a decrease in the number of directors that the applicable holder has the right to designate for appointment or nomination or a decrease in the number of directors so designated by the applicable holder as a result of an irrevocable waiver of such rights, (2) the transfer of Voting Common Shares by certain holders that participated in the 2020 Private Placement or any of their affiliates on or prior to the one year anniversary of the closing of the 2020 Private Placement (I) to an “Unrelated Person” (as defined in the Articles), and (II) that is not prohibited under the Articles, or (3) the exercise by a the holder or its affiliates of a warrant to purchase Non-Voting Common Shares (or a warrant for which such holder or such affiliate has previously agreed to receive Non-Voting Common Shares upon exercise); provided that, with respect to clause (3), the number of shares designated for conversion shall not exceed the number of Non-Voting Common Shares received upon exercise of such warrant.

Each Non-Voting Common Share that is converted into a Voting Common Share shall be cancelled by the Company and shall not be available for reissuance.

Warrants

2019 Warrants

Each 2019 Warrant entitles the registered holder to purchase one of our common shares at a price of $11.50 per share, subject to adjustment, at any time. The 2019 Warrants will expire five years after the completion of the business combination, consummated on March 19, 2019 (the “Business Combination”), at 5:00 p.m., New York City time, or earlier upon redemption.

If the common shares issuable upon exercise of the 2019 Warrants are not registered under the Securities Act within 60 business days following the Business Combination, we will be required to permit holders to exercise their 2019 Warrants on a cashless basis. However, no 2019 Warrant will be exercisable for cash or on a cashless basis, and we will not be obligated to issue any common shares to holders seeking to exercise their 2019 Warrants, unless the issuance of the common shares upon such exercise is registered or qualified under the securities laws of the state of the exercising holder, unless an exemption is available. In the event that the conditions in the immediately preceding sentence are not satisfied with respect to a 2019 Warrant, the holder of such 2019 Warrant will not be entitled to exercise such 2019 Warrant and such 2019 Warrant may have no value and expire worthless. In no event will we be required to net cash settle any 2019 Warrant.

If our common shares are at the time of any exercise of a 2019 Warrant not listed on a national securities exchange such that it satisfies the definition of a “covered security” under Section 18(b)(1) of the Securities Act, we may, at our option, require holders of warrants who exercise their warrants to do so on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act and, in the event we so elect, we will not be required to file or maintain in effect a registration statement, but we will be required to use our best efforts to register or qualify the common shares under applicable blue sky laws to the extent an exemption is not available.

We may call the 2019 Warrants for redemption:

•	in whole and not in part;

•	at a price of $0.01 per warrant;

•	upon not less than 30 days’ prior written notice of redemption (the “30-day redemption period”) to each warrant holder; and

•

if, and only if, the reported last sale price of the common shares equals or exceeds $18.00 per share for any 20 trading days within a 30-trading day period ending three business days before we send the notice of redemption to the warrant holders.

If and when the 2019 Warrants become redeemable by us, we may not exercise our redemption right if the issuance of the common shares upon exercise of the 2019 Warrants is not exempt from registration or qualification under applicable state blue sky laws or we are unable to effect such registration or qualification. We will use our best efforts to register or qualify such common shares under the blue sky laws of the state of residence in those states in which the 2019 Warrants were offered in this offering.

We have established the last of the redemption criterion discussed above to prevent a redemption call unless there is at the time of the call a significant premium to the warrant exercise price. If the foregoing conditions are satisfied and we issue a notice of redemption of the 2019 Warrants, each warrant holder will be entitled to exercise its 2019 Warrant prior to the scheduled redemption date. However, the price of the common shares may fall below the $18.00 redemption trigger price as well as the $11.50 warrant exercise price after the redemption notice is issued.

If we call the 2019 Warrants for redemption as described above, our management will have the option to require any holder that wishes to exercise its 2019 Warrants to do so on a “cashless basis.” In determining whether to require all holders to exercise their 2019 Warrants on a “cashless basis,” our management will consider, among other factors, our cash position, the number of 2019 Warrants that are outstanding and the dilutive effect on our shareholders of issuing the maximum number of common shares issuable upon the exercise of the 2019 Warrants. If our management takes advantage of this option, all holders of 2019 Warrants would pay the exercise price by surrendering their 2019 Warrants for that number of common shares equal to the quotient obtained by dividing (x) the product of the number of common shares underlying the 2019 Warrants, multiplied by the difference between the exercise price of the 2019 Warrants and the “fair market value” (defined below) by (y) the fair market value. The “fair market value” shall mean the average reported last sale price of the common shares for the 10 trading days ending on the third trading day prior to the date on which the notice of redemption is sent to the holders of 2019 Warrants. If our management takes advantage of this option, the notice of redemption will contain the information necessary to calculate the number of common shares to be received upon exercise of the 2019 Warrants, including the “fair market value” in such case. Requiring a cashless exercise in this manner will reduce the number of common shares to be issued and thereby lessen the dilutive effect of a warrant redemption. We believe this feature is an attractive option to us if we do not need the cash from the exercise of the 2019 Warrants. If we call the 2019 Warrants for redemption and our management does not take advantage of this option, the holders of the 2019 Warrants that constitute Private Placement Warrants (as defined in the Warrant Agreement) and their permitted transferees would still be entitled to exercise their 2019 Warrants for cash or on a cashless basis using the same formula described above that other warrant holders would have been required to use had all warrant holders been required to exercise their 2019 Warrants on a cashless basis, as described in more detail below.

A holder of a 2019 Warrant may notify us in writing in the event it elects to be subject to a requirement that such holder will not have the right to exercise such 2019 Warrant, to the extent that after giving effect to such exercise, such person (together with such person’s affiliates), to the warrant agent’s actual knowledge, would beneficially own in excess of 4.9% or 9.8% (or such other amount as a holder may specify) of the common shares outstanding immediately after giving effect to such exercise.

If the number of outstanding common shares is increased by a share dividend payable in common shares, or by a split-up of common shares or other similar event, then, on the effective date of such share dividend, split-up or similar event, the number of common shares issuable on exercise of each 2019 Warrant will be increased in proportion to such increase in the outstanding common shares. A rights offering to holders of common shares entitling holders to purchase common shares at a price less than the fair market value will be deemed a share dividend of a number of common shares equal to the product of (i) the number of common shares actually sold in such rights offering (or issuable under any other equity securities sold in such rights offering that are convertible into or exercisable for common shares) and (ii) one (1) minus the quotient of (x) the price per common share paid in such rights offering divided by (y) the fair market value. For these purposes (i) if the rights offering is for securities convertible into or exercisable for common shares, in determining the price payable for common shares, there will be taken into account any consideration received for such rights, as well as any additional amount payable upon exercise or conversion and (ii) fair market value means the volume weighted average price of common shares as reported during the ten (10) trading day period ending on the trading day prior to the first date on which the common shares trade on the applicable exchange or in the applicable market, regular way, without the right to receive such rights.

In addition, if we, at any time while the 2019 Warrants are outstanding and unexpired, pay a dividend or make a distribution in cash, securities or other assets to the holders of common shares on account of such common shares (or other shares of our share capital into which the warrants are convertible), other than (a) as described above or (b) certain ordinary cash dividends, then the warrant exercise price will be decreased, effective immediately after the effective date of such event, by the amount of cash and/or the fair market value of any securities or other assets paid on each common share in respect of such event.

If the number of outstanding common shares is decreased by a consolidation, combination, reverse share split or reclassification of common shares or other similar event, then, on the effective date of such consolidation, combination, reverse share split, reclassification or similar event, the number of common shares issuable on exercise of each 2019 Warrant will be decreased in proportion to such decrease in outstanding common shares.

Whenever the number of common shares purchasable upon the exercise of the 2019 Warrants is adjusted, as described above, the warrant exercise price will be adjusted by multiplying the warrant exercise price immediately prior to such adjustment by a fraction (x) the numerator of which will be the number of common shares purchasable upon the exercise of the 2019 Warrants immediately prior to such adjustment, and (y) the denominator of which will be the number of common shares so purchasable immediately thereafter.

In case of any reclassification or reorganization of the outstanding common shares (other than those described above or that solely affects the par value of such common shares), or in the case of any merger or consolidation of us with or into another corporation (other than a consolidation or merger in which we are the continuing corporation and that does not result in any reclassification or reorganization of our outstanding common shares), or in the case of any sale or conveyance to another corporation or entity of the assets or other property of us as an entirety or substantially as an entirety in connection with which we are dissolved, the holders of the warrants will thereafter have the right to purchase and receive, upon the basis and upon the terms and conditions specified in the 2019 Warrants and in lieu of the common shares immediately theretofore purchasable and receivable upon the exercise of the rights represented thereby, the kind and amount of shares of stock or other securities or property (including cash) receivable upon such reclassification, reorganization, merger or consolidation, or upon a dissolution following any such sale or transfer, that the holder of the 2019 Warrants would have received if such holder had exercised their 2019 Warrants immediately prior to such event. If less than 70% of the consideration receivable by the holders of common shares in such a transaction is payable in the form of common stock in the successor entity that is listed for trading on a national securities exchange or is quoted in an established over-the-counter market, or is to be so listed for trading or quoted immediately following such event, and if the registered holder of the 2019 Warrant properly exercises the 2019 Warrant within thirty days following public disclosure of such transaction, the warrant exercise price will be reduced as specified in the Warrant Agreement based on the Black-Scholes value (as defined in the Warrant Agreement) of the 2019 Warrant in order to determine and realize the option value component of the 2019 Warrant. This formula is to compensate the warrant holder for the loss of the option value portion of the 2019 Warrant due to the requirement that the warrant holder exercise the 2019 Warrant within 30 days of the event. The Black-Scholes model is an accepted pricing model for estimating fair market value where no quoted market price for an instrument is available.

The 2019 Warrants have been issued in registered form under the Warrant Agreement between Continental Stock Transfer & Trust Company, as warrant agent, and us. You should review a copy of the Warrant Agreement, which is filed as an exhibit to the registration statement of which this prospectus is a part, for a complete description of the terms and conditions applicable to the 2019 Warrants. The Warrant Agreement provides that the terms of the 2019 Warrants may be amended without the consent of any holder to cure any ambiguity or correct any defective provision, but requires the approval by the holders of at least 50% of the then outstanding 2019 Warrants held by holders other than the Selling Shareholders to make any change that adversely affects the interests of the registered holders of 2019 Warrants other than the Selling Shareholders.

The 2019 Warrants may be exercised upon surrender of the warrant certificate on or prior to the expiration date at the offices of the warrant agent, with the exercise form on the reverse side of the warrant certificate completed and executed as indicated, accompanied by full payment of the exercise price (or on a cashless basis, if applicable), by certified or official bank check payable to us, for the number of 2019 Warrants being exercised. The warrant holders do not have the rights or privileges of holders of common shares and any voting rights until they exercise their 2019 Warrants and receive common shares. After the issuance of common shares upon exercise of the 2019 Warrants, each holder will be entitled to one vote for each common share held of record on all matters to be voted on by shareholders.

The 2019 Warrants that constitute Private Placement Warrants held by Steiner Leisure Limited and certain other investors (the “PIPE Investors”) who entered into certain subscription agreements with us dated November 1, 2018 are not redeemable by us so long as they are held by Haymaker Sponsor, LLC, Steiner Leisure Limited, the PIPE Investors or their permitted transferees and may be exercised on a cashless basis at any time. If the Private Placement Warrants held by Haymaker Sponsor, LLC, Steiner Leisure Limited and the PIPE Investors cease to be held by them or their permitted transferees, such warrants will be redeemable by us and exercisable by the holders on the same basis as the 2019 Warrants that constitute Public Warrants.

If the holders of the Private Placement Warrants elect to exercise their Private Placement Warrants on a cashless basis, they would pay the exercise price by surrendering their warrants for that number of Common Shares equal to the quotient obtained by dividing (x) the product of the number of Common Shares underlying the 2019 Warrants, multiplied by the difference between the exercise price of the 2019 Warrants and the “fair market value” (defined below) by (y) the fair market value. The “fair market value” shall mean the average reported last sale price of the Common Shares for the 10 trading days ending on the third trading day prior to the date on which the notice of warrant exercise is sent to the warrant agent.

2020 Warrants

The 2020 Warrants issued pursuant to the Investment Agreement between us, Steiner Leisure and certain other investors, including members of our management and Board (the “Investment Agreement”) will expire on the earlier of (i) the fifth anniversary of the closing of the 2020 Private Placement or (ii) the Redemption Date (as defined below). Each 2020 Warrant entitles the holder to purchase one Common Share at an exercise price of $5.75. The 2020 Warrants may be exercised on a “cashless” basis, in accordance with a specified formula. In addition, the Company may, at any time prior to their expiration, elect to redeem not less than all of such then-outstanding 2020 Warrants at a price of $0.01 per warrant, provided that the last sales price of the common shares reported has been at least $14.50 per share (subject to adjustment in accordance with certain specified events), on each of twenty trading days within the thirty-trading day period ending on the third business day prior to the date on which notice of the redemption is given (the “Redemption Date”), and provided that the common shares issuable upon exercise of such 2020 Warrants have been registered, qualified or are exempt from registration or qualification under the Securities Act and under the securities laws of the state of residence of the registered holder of the 2020 Warrant.

Transfer Agent and Warrant Agent

OneSpaWorld has appointed Continental Stock Transfer & Trust Company as its agent in New York to maintain our shareholders’ register on behalf of our Board and to act as transfer agent and registrar for our common shares. Continental Stock Transfer & Trust Company is the warrant agent for the 2019 Warrants. There is no transfer agent for the 2020 Warrants.

Listing

Our common shares trade on The Nasdaq Capital Market under the symbol “OSW.” Our warrants are not currently traded on any national securities exchange.

U.S. FEDERAL INCOME TAX CONSIDERATIONS

The following is a summary of the material U.S. federal income tax considerations for U.S. Holders (as defined below) who are beneficial owners of our common shares and warrants relating to the ownership and disposition of our common shares and warrants. This discussion only applies to common shares and warrants held as capital assets for U.S. federal income tax purposes, and does not describe all of the tax consequences that may be relevant to beneficial owners of our common shares or warrants in light of their particular circumstances or beneficial owners who are subject to special rules, such as:

•	financial institutions or financial services entities;

•	insurance companies;

•	government agencies or instrumentalities thereof;

•	regulated investment companies and real estate investment trusts;

•	expatriates or former residents of the United States;

•	persons that acquired our common shares pursuant to an exercise of employee share options, in connection with employee incentive plans or otherwise as compensation;

•	dealers or traders subject to a mark-to-market method of tax accounting with respect to our common shares;

•	persons holding our common shares as part of a “straddle,” hedge, integrated transaction or similar transaction;

•	U.S. holders (as defined below) whose functional currency is not the U.S. dollar;

•	partnerships or other pass-through entities for U.S. federal income tax purposes or investors in such entities;

•	holders who are controlled foreign corporations and passive foreign investment companies;

•	U.S. holders actually or constructively owning 5% or more of our common shares (unless otherwise specifically discussed herein); or

•	tax-exempt entities.

This discussion does not consider the tax treatment of entities that are partnerships or other pass-through entities for U.S. federal income tax purposes or persons who hold our common shares or warrants through such entities. If a partnership or other pass-through entity for U.S. federal income tax purposes is the beneficial owner of our common shares or warrants, the U.S. federal income tax treatment of partners of the partnership will generally depend on the status of the partners and the activities of the partner and the partnership.

This discussion is based on the U.S. Internal Revenue Code of 1986, as amended (the “U.S. Tax Code”), administrative pronouncements, judicial decisions and final, temporary and proposed U.S. Treasury regulations, all as of the date hereof, changes to any of which subsequent to the date of this prospectus may affect the tax considerations described herein, potentially with retroactive effect. This discussion does not take into account potential or proposed changes in such tax laws which may impact the discussion below and does not address any aspect of U.S. state or local or non-U.S. taxation, or any U.S. federal taxes other than income taxes. This discussion also does not address any alternative minimum tax under the Code or the Medicare contribution tax. You are urged to consult your tax advisor with respect to the application of U.S. federal tax laws to your particular situation, as well as any tax consequences arising under the laws of any U.S. state or local or non-U.S. jurisdiction.

ALL HOLDERS OF OUR COMMON SHARES OR WARRANTS SHOULD CONSULT THEIR TAX ADVISORS REGARDING THE TAX CONSEQUENCES OF THE OWNERSHIP AND DISPOSITION OF OUR COMMON SHARES OR WARRANTS TO THEM, INCLUDING THE EFFECTS OF U.S. FEDERAL, STATE, AND LOCAL AND NON-U.S. INCOME AND OTHER TAX LAWS.

Tax Residence of OneSpaWorld for U.S. Federal Income Tax Purposes

Under current U.S. federal income tax law, a corporation generally will be considered to be resident for U.S. federal income tax purposes in its place of organization or incorporation. Accordingly, under the generally applicable U.S. federal income tax rules, OneSpaWorld, which is a Bahamas-incorporated entity, would generally be classified as a non-U.S. corporation. Section 7874 of the U.S. Tax Code and the regulations promulgated thereunder, however, contain specific rules (more fully discussed below) that may cause a non-U.S. corporation to be treated as a U.S. corporation for U.S. federal income tax purposes. If it were determined that OneSpaWorld should be taxed as a U.S. corporation for U.S. federal income tax purposes under section 7874 (e.g., as a result of the Business Combination, as defined in our Annual Report on Form 10-K for the year ended December 31, 2019), certain distributions made by OneSpaWorld to non-U.S. holders of OneSpaWorld common shares would be subject to U.S. withholding tax.

Section 7874 is currently expected to apply in a manner such that OneSpaWorld should not be treated as a U.S. corporation for U.S. federal tax purposes. However, the section 7874 rules are complex and require analysis of all relevant facts, and there is limited guidance regarding their application. In addition, changes to the rules in section 7874 or the Treasury Regulations promulgated thereunder, or other changes in law, could adversely affect OneSpaWorld’s status as a non-U.S. entity for U.S. federal income tax purposes. Accordingly, there can be no assurance that the IRS will not take a contrary position to those described above or that a court will not agree with a contrary position of the IRS in the event of litigation.

U.S. Holders

This section applies to you if you are a U.S. holder. A “U.S. holder” is a beneficial owner of our common shares who or that is, for U.S. federal income tax purposes:

•	an individual who is a citizen or resident of the United States;

•	a corporation (or other entity taxable as a corporation for U.S. federal income tax purposes) organized in or under the laws of the United States, any state thereof or the District of Columbia;

•	an estate the income of which is includible in gross income for U.S. federal income tax purposes regardless of its source; or

•

a trust if (1) a U.S. court can exercise primary supervision over the administration of such trust and one or more U.S. persons have the authority to control all substantial decisions of the trust or (2) it has a valid election in place to be treated as a U.S. person.

Passive Foreign Investment Company Rules

Certain adverse U.S. federal income tax consequences could apply to a U.S. holder if OneSpaWorld, or any of its subsidiaries, is treated as a passive foreign investment company (“PFIC”) for any taxable year during which the U.S. holder holds our common shares. A non-U.S. corporation, such as OneSpaWorld, will be classified as a PFIC for U.S. federal income tax purposes for any taxable year in which, after applying certain look-through rules, either (i) 75% or more of its gross income for such year consists of certain types of “passive” income or (ii) 50% or more of the value of its assets (determined on the basis of a quarterly average) during such year produce or are held for the production of passive income. Passive income generally includes dividends, interest, royalties, rents, annuities, net gains from the sale or exchange of property producing such income and net foreign currency gains. For purposes of the PFIC income test and asset test described above, if OneSpaWorld owns, directly or indirectly, 25% or more of the total value of the outstanding shares of another corporation, OneSpaWorld will be treated as if it (a) held a proportionate share of the assets of such other corporation and (b) received directly a proportionate share of the income of such other corporation.

OneSpaWorld and its subsidiaries are not currently expected to be treated as PFICs for U.S. federal income tax purposes for the current taxable year or for foreseeable future taxable years. However, this conclusion is a factual determination that must be made annually at the close of each taxable year and, thus, is subject to change. There can be no assurance that OneSpaWorld or any of its subsidiaries will not be treated as a PFIC for any taxable year.

If OneSpaWorld or any of its subsidiaries were to be treated as a PFIC, U.S. holders holding our common shares could be subject to certain adverse U.S. federal income tax consequences with respect to gain realized on a taxable disposition of such shares and certain distributions received on such shares. Certain elections (including a mark-to-market election) may be available to U.S. holders to mitigate some of the adverse tax consequences resulting from PFIC treatment. U.S. holders should consult their tax advisers regarding the application of the PFIC rules to their investment in our common shares.

Controlled Foreign Corporation Rules

If a U.S. person (as defined in section 7701(a)(30) of the U.S. Tax Code) owns directly, indirectly or constructively (under section 318 of the U.S. Tax Code) at least 10% of the voting power or value of shares of a foreign corporation, such U.S. person is considered a “U.S. Shareholder” with respect to the foreign corporation. If U.S. Shareholders, in the aggregate, own more than 50% of the voting power or value of the shares of such corporation, the foreign corporation will be classified as a controlled foreign corporation for U.S. federal income tax purposes (“CFC”). Additionally, as a result of changes introduced by the Tax Cuts and Jobs Act, even absent U.S. Shareholders with direct or indirect interests in a foreign corporation, a U.S. subsidiary of OneSpaWorld alone may cause certain related foreign corporations to be treated as CFCs by reason of certain “downward attribution” rules.

Given that OneSpaWorld is publicly held, the constructive ownership rules under section 318 of the U.S. Tax Code may make it difficult to determine whether any U.S. person is a U.S. Shareholder as to OneSpaWorld and its non-U.S. subsidiaries and whether OneSpaWorld or any of its non-U.S. subsidiaries is a CFC.

Because the OneSpaWorld group will include one or more U.S. subsidiaries, OneSpaWorld’s non-U.S. subsidiaries could be treated as CFCs (regardless of whether OneSpaWorld is treated as a CFC), depending on the structure of the OneSpaWorld group at any given time. If OneSpaWorld, or any non-U.S. subsidiary of OneSpaWorld, is treated as a CFC, any U.S. Shareholder (1) may have certain IRS reporting obligations and (2) must report annually and include in its U.S. taxable income its pro rata share of “Subpart F income,” “global intangible low-taxed income” and investments in U.S. property held by CFCs, regardless of whether any distributions are made to such U.S. Shareholder. In addition, gain on the sale of the CFC shares by a U.S. Shareholder (during the period that the corporation is a CFC and thereafter for a five-year period) would be treated in whole or in part as a dividend, to the extent of certain of the CFC’s earnings and profits. An individual that is a U.S. Shareholder with respect to a CFC generally would not be allowed to claim certain tax deductions or foreign tax credits that would be allowed to a U.S. Shareholder that is a U.S. corporation. Failure to comply with these reporting and tax paying obligations may subject a U.S. Shareholder to significant monetary penalties and may prevent the statute of limitations with respect to such shareholder’s U.S. federal income tax return for the year for which reporting was due from starting. OneSpaWorld cannot provide any assurances that it will assist investors in determining whether it or any of its non-U.S. subsidiaries is treated as a CFC or whether any investor is treated as a U.S. Shareholder with respect to any such CFC or furnish to any U.S. Shareholders information that may be necessary to comply with the aforementioned reporting and tax paying obligations. A U.S. holder should consult its advisors regarding the potential application of these rules to an investment in our common shares.

A portion of the OneSpaWorld group’s earnings will be attributable to operating onboard health and wellness centers aboard cruise ships in international waters. Section 863(d) of the U.S. Tax Code generally provides that any income derived from a space or ocean activity by a U.S. person is sourced in the United States (“U.S. source income”) and that any space and ocean income derived by a foreign person is sourced outside the United States (“foreign source income”). Regulations under section 863(d) of the U.S. Tax Code, however, include an exception from the statutory provision for space and ocean income derived by a foreign person if the foreign person is a CFC. That is, space and ocean income derived by a CFC is treated as U.S. source income and thus subject to incremental taxation, except to the extent that the income, based on all the facts and circumstances, is attributable to functions performed, resources employed, or risks assumed in a foreign country. In determining whether space and ocean income is treated as derived by a CFC for purposes of determining the source of such income for U.S. federal income tax purposes, taxpayers generally may disregard the downward attribution rules discussed above. Since the downward attribution rules do not apply for purposes of this sourcing rule, and taking into account information available to the Company about its shareholders, it is expected that the OneSpaWorld group’s foreign entities are not CFCs for purposes of this sourcing rule and therefore that the group’s income from operating onboard health and wellness centers aboard cruise ships in international waters is foreign source income.

Taxation of Distributions

A U.S. holder generally will be required to include in gross income the amount of any cash distribution paid on our common shares that is treated as a dividend. A cash distribution on such shares generally will be treated as a dividend for U.S. federal income tax purposes to the extent the distribution is paid out of OneSpaWorld’s current or accumulated earnings and profits (as determined under U.S. federal income tax principles). Such dividends paid by OneSpaWorld will be taxable to a corporate U.S. holder at regular rates and will not be eligible for the dividends-received deduction generally allowed to domestic corporations in respect of dividends received from other domestic corporations.

Distributions in excess of such earnings and profits generally will be applied against and reduce the U.S. holder’s basis in its shares (but not below zero) and any excess, will be treated as gain from the sale or exchange of such shares as described below under “—U.S. Holders—Gain or Loss on Sale, Taxable Exchange or Other Taxable Disposition of Our Common Shares and Warrants.”

Dividends will generally be treated as income from foreign sources for U.S. foreign tax credit purposes and will generally constitute passive category income.

The rules governing the foreign tax credit are complex and the outcome of their application depends in large part on the U.S. holder’s individual facts and circumstances. Accordingly, U.S. holders are urged to consult their tax advisors regarding the availability of the foreign tax credit under their particular circumstances.

With respect to non-corporate U.S. holders, under tax laws currently in effect, dividends with respect to our common shares generally will be taxed as ordinary income.

Gain or Loss on Sale, Taxable Exchange or Other Taxable Disposition of Our Common Shares and Warrants

Subject to the PFIC and CFC rules discussed above, upon a sale or other taxable disposition of our common shares or warrants, a U.S. holder generally will recognize capital gain or loss in an amount equal to the difference between the amount realized in such sale (generally, the sum of the amount of cash and the fair market value of any property received in such disposition) and the U.S. holder’s adjusted tax basis in such common shares or warrants.

Any such capital gain or loss generally will be long-term capital gain or loss if the U.S. holder’s holding period for our common shares or warrants so disposed of exceeds one year. Long-term capital gains recognized by non-corporate U.S. holders is currently eligible to be taxed at reduced rates. The deductibility of capital losses is subject to limitations.

Generally, the amount of gain or loss recognized by a U.S. holder is an amount equal to the difference between (i) the sum of the amount of cash and the fair market value of any property received in such disposition and

(ii) the U.S. holder’s adjusted tax basis in its common shares or warrants so disposed of. A U.S. holder’s adjusted tax basis in its common shares or warrants generally will equal the U.S. holder’s acquisition cost of such common shares or warrants or, as discussed below, the U.S. holder’s initial basis for its common shares received upon exercise of its warrants, less any prior distributions treated as a return of capital.

Exercise or Lapse of a Warrant

Except as discussed below with respect to the cashless exercise of a warrant, a U.S. holder generally will not recognize gain or loss upon the acquisition of our common shares on the exercise of a warrant for cash. A U.S. holder’s tax basis in our common shares received upon exercise of the warrant generally will be an amount equal to the sum of the U.S. holder’s tax basis in the warrant exercised therefor and the exercise price. The U.S. holder’s holding period for the common shares received upon exercise of the warrant will begin on the date following the date of exercise (or possibly the date of exercise) of the warrant and will not include the period during which the U.S. holder held the warrant. If a warrant is allowed to lapse unexercised, a U.S. holder generally will recognize a capital loss equal to such holder’s tax basis in the warrant.

The tax consequences of a cashless exercise of a warrant are not clear under current tax law. A cashless exercise may be tax-free, either because the exercise is not a gain realization event or because the exercise is treated as a recapitalization for U.S. federal income tax purposes. In either tax-free situation, a U.S. holder’s basis in the common shares received would equal the holder’s basis in the warrant exercised therefore. If the cashless exercise were treated as not being a gain realization event, a U.S. holder’s holding period in the common shares would be treated as commencing on the date following the date of exercise (or possibly the date of exercise) of the warrants. If the cashless exercise were treated as a recapitalization, the holding period of the common shares would include the holding period of the warrants exercised therefor.

It is also possible that a cashless exercise of a warrant could be treated in part as a taxable exchange in which gain or loss would be recognized. In such event, a U.S. holder would recognize gain or loss with respect to the portion of the exercised warrants treated as surrendered to pay the exercise price of the warrants (the “surrendered warrants”). The U.S. holder would recognize capital gain or loss with respect to the surrendered warrants in an amount generally equal to the difference between (i) the fair market value of the common shares that would have been received with respect to the surrendered warrants in a regular exercise of the warrants and (ii) the sum of the U.S. holder’s tax basis in the surrendered warrants and the aggregate cash exercise price of such warrants (if they had been exercised in a regular exercise). In this case, a U.S. holder’s tax basis in the common shares received would equal the U.S. holder’s tax basis in the warrants exercised plus (or minus) the gain (or loss) recognized with respect to the surrendered warrants. A U.S. holder’s holding period for the common shares would commence on the date following the date of exercise (or possibly the date of exercise) of the warrants.

Due to the absence of authority on the U.S. federal income tax treatment of a cashless exercise of warrants, there can be no assurance which, if any, of the alternative tax consequences and holding periods described above would be adopted by the IRS or a court of law. Accordingly, U.S. holders should consult their tax advisors regarding the tax consequences of a cashless exercise of warrants.

Possible Constructive Distributions

The terms of each warrant provide for an adjustment to the number of common shares for which the warrant may be exercised or to the exercise price of the warrant in certain events, as discussed in the section of this registration statement captioned “Description of Capital Stock—Warrants.” An adjustment which has the effect of preventing dilution generally is not taxable. A U.S. holder of a warrant would, however, be treated as receiving a constructive distribution from us if, for example, the adjustment increases the holder’s proportionate interest in our assets or earnings and profits (e.g., through an increase in the number of our common shares that would be obtained upon exercise of such warrant) as a result of a distribution of cash to the holders of the common shares which is taxable to the U.S. holders of such shares as described under “—Taxation of Distributions” above. Such constructive distribution would be subject to tax as described under that section in the same manner as if the U.S. holder of such warrant received a cash distribution from us equal to the fair market value of such increased interest.

Tax Reporting

Individuals and certain domestic entities that are U.S. holders will be required to report information with respect to such U.S. holder’s investment in “specified foreign financial assets” on IRS Form 8938, subject to certain exceptions. An interest in OneSpaWorld constitutes a specified foreign financial asset for these purposes. Persons who are required to report specified foreign financial assets and fail to do so may be subject to substantial penalties. U.S. holders are urged to consult with their tax advisors regarding the foreign financial asset reporting obligations and their application to our common shares.

Reporting and Backup Withholding

Dividend payments with respect to our common shares and proceeds from the sale, exchange or redemption of our common shares or warrants may be subject to information reporting to the IRS and possible U.S. backup withholding. Backup withholding will not apply, however, to a U.S. holder who furnishes a correct taxpayer identification number and makes other required certifications, or who is otherwise exempt from backup withholding and establishes such exempt status, to the applicable paying agent.

Backup withholding is not an additional tax. Amounts withheld as backup withholding may be credited against a holder’s U.S. federal income tax liability, if any, and may entitle the holder to a refund, provided that any required information is timely filed with the IRS.

ALL HOLDERS OF OUR COMMON SHARES SHOULD CONSULT THEIR TAX ADVISORS REGARDING THE TAX CONSEQUENCES OF THE OWNERSHIP AND DISPOSITION OF OUR COMMON SHARES TO THEM, INCLUDING THE EFFECTS OF U.S. FEDERAL, STATE, AND LOCAL AND NON-U.S. INCOME AND OTHER TAX LAWS.

Material Bahamian Tax Considerations

In the opinion of Harry B. Sands, Lobosky & Company, Bahamian Counsel to OneSpaWorld, under current Bahamian law and subject to the below, so long as the operations of OneSpaWorld are conducted outside of The Bahamas, OneSpaWorld is not subject to any business license fee, income tax, corporation tax, capital gains tax or any other tax on income or distributions or dividends accruing to or derived from it , nor shall any estate, inheritance, succession or gift tax, rate, duty, levy or other charge payable in The Bahamas with respect to any of its shares, debt obligations or other securities or shareholders. Such exemptions from taxation shall not apply (i) to any person who is designated or deemed to be a “resident” of The Bahamas for the purpose of the Exchange Control Regulations Act (“ECR”), or (ii) if a “resident” of The Bahamas for the purposes of the ECR is the direct or indirect beneficial or legal owner of any shares issued or to be issued by us or acquires a legal or beneficial interest in any debt or other securities issued or to be issued by us or is otherwise directly or indirectly entitled to receive any dividends or distributions from OneSpaWorld. The exemption from stamp duty shall not apply in relation to (i) real property situated in The Bahamas which OneSpaWorld or a subsidiary owns or holds a lease over, or (ii) any disposition of real property or “resident” business in The Bahamas for the purposes of the ECR that is owned, wholly or in part, by OneSpaWorld or any parent or subsidiary of OneSpaWorld, however remote. At present, OneSpaWorld does not (i) own or lease, directly or indirectly, real property situated in The Bahamas or (ii) own any “resident” business in The Bahamas for the purposes of the ECR, other than Mandara Spa (Bahamas) Limited (“Mandara”), as discussed below.

An indirect subsidiary of OneSpaWorld, Mandara, is a “resident” business in The Bahamas for the purposes of the ECR. The payment of dividends by Mandara and remittance of such funds to a parent outside of The Bahamas of, or in excess of, B$500,000.00 or equivalent per annum, is subject to stamp duty at a rate of 5%. The turnover of Mandara is also subject to a business license tax of between 0.5% and 1.5% of turnover based on the amount of turnover. Mandara is also required to collect and remit to the government of The Bahamas value added tax of 10% on goods sold and services rendered in The Bahamas. Mandara may also be subject to certain stamp, customs and excise taxes from time to time.

PLAN OF DISTRIBUTION

The common shares offered hereby may be sold by us or the Selling Shareholders and the warrants offered hereby may be sold by the Selling Shareholders, as applicable, or by transferees, assignees, donees, pledgees or other successors-in-interest of such Securities received from us or the Selling Shareholders, directly or indirectly through brokers-dealers, agents or underwriters on Nasdaq or any other stock exchange, market or trading facility on which such securities are traded, or through private transactions. The Securities covered by this prospectus may be transferred, sold or otherwise disposed of by any method permitted by law, including, without limitation, one or more of the following transactions:

•	one or more underwritten offerings;

•	block trades in which the broker-dealer will attempt to sell the Securities as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its accounts;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	in market transactions, including transactions on a national securities exchange or quotations service or over-the-counter market;

•	directly to one or more purchasers;

•	through agents;

•	privately negotiated transactions;

•	through the distribution of the Securities by any Selling Shareholder to its partners, members or shareholders;

•	broker-dealers may agree with the Company or the Selling Shareholders to sell a specified number of securities at a stipulated price per share; or

•	a combination of any such methods of sale or any other method permitted by the applicable law.

In addition, we or the Selling Shareholders may enter into derivative or hedging transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. In connection with such a transaction, the third parties may sell securities covered by and pursuant to this prospectus and an applicable prospectus supplement or other offering materials, as the case may be. If so, the third party may use securities borrowed from us, the Selling Shareholders, or others to settle such sales and may use securities received from us to close out any related short positions. We may also loan or pledge securities covered by this prospectus and an applicable prospectus supplement to third parties, who may sell the loaned securities or, in an event of default in the case of a pledge, sell the pledged securities pursuant to this prospectus and the applicable prospectus supplement or other offering materials, as the case may be.

The Selling Shareholders and any underwriters, dealers, agents and remarketing firms that participate in the distribution of the offered securities or the sale of our common shares or interest therein may be “underwriters” within the meaning of Section 2(11) of the Securities Act. Any discounts or commissions they receive from us, any profits they receive on the resale of the offered securities or any commissions, concessions or profit they earn on any resale may be treated as underwriting discounts and commissions under the Securities Act. If any Selling Shareholder is an “underwriter” within the meaning of Section 2(11) of the Securities Act, then the Selling Shareholder will be subject to the prospectus delivery requirements of the Securities Act. Underwriters and their controlling persons, dealers and agents may be entitled, under agreements entered into with us and the Selling Shareholders, to indemnification against and contribution toward specific civil liabilities, including liabilities under the Securities Act.

To the extent required, the Securities described in this prospectus to be sold, the terms of such securities, the respective purchase prices and public offering prices, the names of any Selling Shareholder or agent, dealer or underwriter, any material relationships between us and the Selling Shareholders and any applicable discounts, commissions, concessions or other compensation with respect to a particular offer will be set forth in an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement that includes this prospectus.

The Selling Shareholders may, from time to time, pledge or grant a security interest in some or all of our Securities owned by them and, if a Selling Shareholder defaults in the performance of its secured obligations, the pledgees or secured parties may offer and sell the Securities from time to time, under this prospectus, or under an amendment or supplement to this prospectus amending the list of the Selling Shareholders to include the pledgee, transferee or other successors in interest as the Selling Shareholders under this prospectus. The Selling Shareholders also may transfer the Securities in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

The Selling Shareholders may also enter into option or other transactions with broker-dealers or other financial institutions which securities such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The aggregate proceeds to the Selling Shareholders from the sale of the Securities offered by them will be the purchase price of such securities less discounts or commissions, if any. The Selling Shareholders reserve the right to accept and, together with their agents from time to time, to reject, in whole or in part, any proposed purchase of our Securities to be made directly or through agents. We will not receive any of the proceeds from any offering by the Selling Shareholders.

The aggregate proceeds to us from the sale of common shares offered by us will be the purchase price of such common shares less discounts and commissions, if any. We will receive the proceeds from the exercise of the warrants, but not from the sale of the common shares issuable upon such exercise. The Selling Shareholders will not receive any of the proceeds received by us.

The Selling Shareholders also may in the future resell a portion of our Securities in open market transactions in reliance upon Rule 144 under the Securities Act, provided that they meet the criteria and conform to the requirements of that rule, or pursuant to other available exemptions from the registration requirements of the Securities Act.

To facilitate the offering of our common shares and the Securities offered by the Selling Shareholders, certain persons participating in the offering may engage in transactions that stabilize, maintain or otherwise affect the price of our Securities. This may include over-allotments or short sales, which involve the sale by persons participating in the offering of more securities than were sold to them. In these circumstances, these persons would cover such over-allotments or short positions by making purchases in the open market or by exercising their over-allotment option, if any. In addition, these persons may stabilize or maintain the price of our Securities by bidding for or purchasing securities in the open market or by imposing penalty bids, whereby selling concessions allowed to dealers participating in the offering may be reclaimed if securities sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of our Securities at a level above that which might otherwise prevail in the open market. These transactions may be discontinued at any time.

Under our Amended and Restated Registration Rights Agreement, dated as of June 12, 2020, by and among the Company, Steiner Leisure Limited and certain other shareholders party thereto, we have agreed to indemnify certain shareholders party thereto who may be Selling Shareholders hereunder from time to time against certain liabilities that they may incur in connection with the sale of the Securities registered hereunder, including liabilities under the Securities Act, and to contribute to payments that they may be required to make with respect thereto. In addition, we and/or the Selling Shareholders may agree to indemnify any underwriter, broker-dealer or agent against certain liabilities related to the selling of the Securities, including liabilities arising under the Securities Act.

A Selling Shareholder that is an entity may elect to make an in-kind distribution of securities to its members, partners or shareholders pursuant to the registration statement of which this prospectus is a part by delivering a prospectus. To the extent that such members, partners or shareholders are not affiliates of ours, such members, partners or shareholders would thereby receive freely tradable securities pursuant to the distribution through a registration statement.

LEGAL MATTERS

Certain legal matters relating to the warrants will be passed upon for us by Kirkland & Ellis LLP, New York, New York, and certain legal matters relating to the common shares will be passed upon for us by Harry B. Sands, Lobosky & Company, our Bahamian counsel. If any legal matters relating to offerings made in connection with this prospectus are passed upon by counsel for the underwriters, dealers or agents, that counsel will be named in the prospectus supplement relating to such offering.

EXPERTS

The consolidated financial statements of OneSpaWorld Holdings Limited as of December 31, 2022 and 2021, and for each of the years in the three-year period ended December 31, 2022 and the related notes appearing in OneSpaWorld Holdings Limited’s Annual Report on Form 10-K for the year ended December 31, 2022 have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their report thereon, included therein, and incorporated herein by reference. Such financial statements are incorporated herein in reliance upon the report of Ernst & Young LLP pertaining to such financial statements given on the authority of such firm as experts in accounting and auditing.

9,000,000

Common Shares

PROSPECTUS SUPPLEMENT

William Blair	Stifel	TD Cowen

The date of this prospectus supplement is May 16, 2023.